UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.       )

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WD-40 COMPANY

(Name of Registrant as Specified In Its Charter)

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WD-40 COMPANY

9715 Businesspark Avenue

San Diego, California 92131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2019 Annual Meeting of Stockholders of WD-40 Company will be held at the following location and for the following purposes:

When:		Tuesday, December 10, 2019, at 2:00 p.m.

Where:		WD-40 Company 9715 Businesspark Avenue San Diego, California 92131

Items of Business:	1.	To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;
	2.	To hold an advisory vote to approve executive compensation;
	3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2020; and
	4.	To consider and act upon such other business as may properly come before the meeting.

Who Can Vote:		Only the stockholders of record at the close of business on October 15, 2019 are entitled to vote at the meeting.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope
BY TELEPHONE Call the telephone number on your proxy card	IN PERSON Attend the Annual Meeting in San Diego

By Order of the Board of Directors Richard T. Clampitt Corporate Secretary San Diego, California October 31, 2019

PROXY STATEMENT SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2019 Annual Report before you vote.

2019 ANNUAL MEETING OF STOCKHOLDERS

Date and Time: December 10, 2019, at 2:00 p.m.	Record Date: October 15, 2019
Place: WD-40 Company 9715 Businesspark Avenue San Diego, California 92131	Meeting Webcast: Available on the Company’s investor relations website at http:/investor.wd40company.com beginning at 2:00 p.m. Pacific Time on December 10, 2019

CORPORATE GOVERNANCE

Our Corporate Governance Policies Reflect Best Practices

•	Annual election of all directors with majority voting requirement	•	Executive sessions of independent directors held at each regularly scheduled board meeting

• •	Governance guidelines for independent director leadership and best governance practices Annual performance evaluations for board, committees and individual directors	• •	Annual consideration of succession planning for the board, the CEO, and senior management Company policy prohibits pledging and hedging of WD-40 Company stock by directors

•	All non-employee directors are independent	•	All equity grants received by directors must be held until board service is ended

VOTING MATTERS AND BOARD RECOMMENDATIONS

Management Proposals:	Board’s Recommendation	Page
Election of Directors (Item No. 1)	FOR all Director Nominees	3

Advisory Vote To Approve Executive Compensation (Item No. 2)	FOR	14

Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2020 (Item No. 3)	FOR	38

 EXECUTIVE COMPENSATION PHILOSOPHY AND FRAMEWORK

Compensation Objectives

The Company’s executive compensation program is designed to achieve five primary objectives:

1.Attract, motivate, reward and retain high performing executives;

2.Align the interests and compensation of executives with the value created for stockholders;

3.Create a sense of motivation among executives to achieve both short- and long-term Company objectives;

4.Create a direct, meaningful link between business and team performance and individual accomplishment and rewards; and

5.Ensure our compensation programs are appropriately competitive in the relevant labor markets.

Our Executive Compensation Programs Incorporate Strong Governance Features

•	No Employment Agreements with Executive Officers	•	Executive Officers are Subject to Stock Ownership Guidelines

•	No Supplemental Executive Retirement Plans for Executive Officers	•	Executives are Prohibited from Hedging or Pledging Company Stock

•	Long-Term Incentive Awards are Subject to Double-Trigger Vesting upon Change of Control	•	No Backdating or Re-pricing of Equity Awards

•	Annual and Long-Term Incentive Programs Provide a Balanced Mix of Goals for Profitability and Total Stockholder Return Performance	•	Financial Goals for Performance Awards Never Reset

Say-on-Pay Voting

Since 2011, the Company’s Board of Directors has authorized annual advisory votes for the stockholders to consider and approve the compensation of the Company’s Named Executive Officers (“NEOs”) as disclosed in the Company’s Proxy Statement (“Say-On-Pay” votes).

In 2011, and again at the Company’s 2017 Annual Meeting of Stockholders, the Company’s stockholders were asked to express their preference as to the frequency of Say-on-Pay votes. In each instance, the Company’s stockholders expressed a preference to have Say-on-Pay votes every year.

The Say-on-Pay votes approving NEO compensation for 2011 through 2018 have been approved in each year by more than 95% of the votes cast.

Please see the Compensation Discussion and Analysis section of this Proxy Statement for a detailed description of our executive compensation.

GENERAL INFORMATION

Q:	Why am I receiving these proxy materials?
A:

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Stockholders to be held on Tuesday, December 10, 2019, and at any postponements or adjournments thereof. This Proxy Statement and enclosed form of proxy are first sent to stockholders on or about October 31, 2019.

At the meeting, the stockholders of WD-40 Company will consider and vote upon (i) the election of the Board of Directors for the ensuing year; (ii) an advisory vote to approve executive compensation; and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2020. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

Q:	What constitutes a quorum in order to hold and transact business at the Annual Meeting?
A:

The close of business on October 15, 2019 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders of WD-40 Company. On October 15, 2019, WD-40 Company had outstanding 13,704,661 shares of $.001 par value common stock. Stockholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes are shares that are held of record by a bank or broker as to which the bank or broker has not received instructions from the beneficial owner as to how the shares are to be voted.

Q:	If I hold my shares through a broker, how do I vote?
A:

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. If you hold your shares through a broker, it is important that you cast your vote if you want it to count in the election of directors,  in the advisory vote to approve executive compensation, and for ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2020.  Your broker will only be permitted to exercise its discretionary authority to vote on your behalf as to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’ independent registered public accounting firm for fiscal year 2020.  You may have received a notice from the Company entitled “Important Notice Regarding the Availability of Proxy Materials Stockholder Meeting to Be Held on December 10, 2019” with voting instructions or you may have received these proxy materials with separate voting instructions. Follow the instructions to vote or to request further voting instructions as set forth on the materials you have received. For more information on this topic, see the Securities and Exchange Commission (“SEC”) Spotlight on Proxy Matters – The Mechanics of Voting at https://www.sec.gov/spotlight/proxymatters/voting_mechanics.shtml.

Q:	How will my vote be cast if I provide instructions or return my proxy and can I revoke my proxy?
A:

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. If no specified instruction is given with respect to a particular matter on your form of proxy, your shares will be voted by the proxy holder as set forth on the form of proxy. A proxy may be revoked by attendance at the meeting or by filing a proxy bearing a later date with the Secretary of the Company.

Q:	How are the proxies solicited and what is the cost?
A:	The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership October 15, 2019		Percent of Class

Blackrock, Inc.	1,991,306	[1]	14.53%
55 East 52nd Street
New York, NY 10055

Vanguard Group, Inc.	1,469,326	[2]	10.72%
P.O. Box 2600
Valley Forge, PA 19482

Neuberger Berman Group LLC	748,758	[3]	5.46%
1290 Avenue of the Americas
New York, NY 10104

[1]

As of June 30, 2019, BlackRock, Inc. (“BlackRock”) filed a  report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of a total of 1,991,306 shares managed by eleven BlackRock investment management subsidiaries. BlackRock disclaims investment discretion with respect to all shares reported as beneficially owned by its investment management subsidiaries. BlackRock Fund Advisors holds sole investment discretion and sole voting authority with respect to 1,471,864 shares. BlackRock Institutional Trust Company, N.A. reported sole investment discretion and sole voting authority with respect to 374,255 shares and sole investment discretion and no voting authority with respect to 18,448 shares. Sole investment discretion and sole voting authority with respect to shares is reported for the following BlackRock subsidiaries: BlackRock Investment Management, LLC as to 60,337 shares; BlackRock Advisors LLC as to 23,473 shares; BlackRock Asset Management Ireland Limited as to 20,410 shares; and four other BlackRock subsidiaries as to a total of 3,669 shares. BlackRock Financial Management, Inc. reported sole investment discretion and sole voting authority with respect to 564 shares and sole investment discretion and no voting authority with respect to 11,547 shares. BlackRock Investment Management (UK) Limited reported sole investment discretion and sole voting authority with respect to 3,222 shares and sole investment discretion and no voting authority with respect to 3,517 shares. Beneficial ownership information for BlackRock, Inc. and its investment management subsidiaries as of October 15, 2019 is unavailable.

[2]

As of June 30, 2019, Vanguard Group Inc. (“Vanguard”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,469,326 shares, including 28,511 shares held by Vanguard Fiduciary Trust Co. and 3,800 shares held by Vanguard Investments Australia Ltd.  Vanguard reported sole investment discretion and no voting authority with respect to 1,435,404 shares and sole investment discretion and sole voting authority with respect to 1,611 shares. Vanguard Fiduciary Trust Co. reported shared investment discretion and sole voting authority with respect to all 28,511 shares and Vanguard Investments Australia, Ltd. reported shared investment and shared voting authority with respect to all 3,800 shares. Beneficial ownership information as of October 15, 2019 is unavailable.

[3]

As of June 30, 2019, Neuberger Berman Group LLC (“Neuberger”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 748,758 shares. Neuberger reported shared investment discretion with respect to all shares, sole voting authority with respect to 742,963 shares and no voting authority with respect to 5,795 shares. Beneficial ownership information as of October 15, 2019 is unavailable.

ITEM NO. 1

NOMINEES FOR ELECTION AS DIRECTORS

AND SECURITY OWNERSHIP OF MANAGEMENT

At the Company’s Annual Meeting of Stockholders, the ten nominees named below under the heading, Nominees for Election as Directors, will be presented for election as directors until the next Annual Meeting of Stockholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, any proxy granted to vote for such nominee will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

A nominee for election to the Board of Directors will be elected as a director if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Holders of common stock are not entitled to cumulate their votes in the election of directors. Withheld votes and broker non-votes are not counted as votes in favor of any nominee.

If an incumbent director nominee fails to receive more votes for his or her election as a director than votes against his or her election, the incumbent director will continue to serve as a director until his or her successor is elected or appointed.  However, pursuant to governance guidelines adopted by the Board of Directors, such director nominee will be expected to tender his or her resignation to the Corporate Governance Committee of the Board of Directors.  The Corporate Governance Committee will promptly consider such resignation and present a recommendation to the Board of Directors concerning the acceptance or rejection of such resignation for formal action to be taken within 90 days following the Annual Meeting of Stockholders.

Article III, Section 3.2 of the Bylaws of the Company, most recently amended and restated on August 15, 2018, provides that the authorized number of directors of the Company shall not be less than seven nor more than twelve until changed by amendment of the Certificate of Incorporation or by a bylaw duly adopted by the stockholders. The exact number of directors is to be fixed from time to time by a resolution duly adopted by the Board of Directors or by the stockholders.

By resolution of the Board of Directors adopted on March 18, 2019,  the number of directors was fixed at ten. Linda A. Lang is retiring from the Board of Directors as of the date of the 2019 Annual Meeting of Stockholders. On June 18, 2019, Trevor I. Mihalik was nominated by the Board of Directors for election as a director at the 2019 Annual Meeting of Stockholders.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that each director and nominee other than Garry O. Ridge is an independent director as defined in Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). In considering the independence of directors, the Board of Directors considered Gregory A. Sandfort’s indirect interest, as an executive officer of Tractor Supply Company, in purchases of the Company’s products made by Tractor Supply Company in the ordinary course of business. The Company has concluded that Mr. Sandfort’s indirect interest in such transactions is not material and does not require specific disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

Information concerning the independence of directors serving on committees of the Board of Directors is provided below as to each committee.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth certain information, including beneficial ownership of the Company’s common stock, for the current directors and director nominees, for the executive officers named in the Summary Compensation Table below, and for all directors, director nominees and executive officers as a group:

				Amount and Nature of Beneficial Ownership October 15, 2019[1]
Director/Nominee	Age	Principal Occupation	Director Since	Number		Percent of Class
Daniel T. Carter	63	Investor, Former CFO, BevMo! Inc.	2016	3,346	[2]	*
Melissa Claassen	47	Vice President Finance, Emerging Markets, adidas Group	2015	4,209	[3]	*
Eric P. Etchart	63	Investor, Former Senior Vice President, The Manitowoc Company	2016	3,500	[4]	*
Linda A. Lang (retiring director)	61	Board Chair, WD-40 Company; Investor, Former Chairman & CEO, Jack in the Box, Inc.	2004	20,008	[5]	*
Trevor I. Mihalik (nominee director)	53	Executive Vice President and CFO, Sempra Energy	N/A	300		*
David B. Pendarvis	60	Chief Administrative Officer, Global General Counsel and Corporate Secretary, ResMed Inc.	2017	1,668	[6]	*
Daniel E. Pittard	69	Investor, Former President and CEO, Rubio's Restaurants, Inc.	2016	3,791	[7]	*
Garry O. Ridge	63	CEO, WD-40 Company	1997	94,392	[8]	*
Gregory A. Sandfort	64	CEO, Tractor Supply Company	2011	16,290	[9]	*
Anne G. Saunders	58	Investor, Former President, U.S., nakedwines.com	2019	405	[10]	*
Neal E. Schmale	73	Investor, Former President and COO, Sempra Energy	2001	27,614	[11]	*

*Less than one (1) percent.

[1]	All shares owned directly unless otherwise indicated.
[2]	Mr. Carter has the right to receive 3,346 shares upon settlement of vested restricted stock units upon termination of his service as a director of the Company.
[3]	Ms. Claassen has the right to receive 4,209 shares upon settlement of vested restricted stock units upon termination of her service as a director of the Company.
[4]	Mr. Etchart has the right to receive 2,500 shares upon settlement of vested restricted stock units upon termination of his service as a director of the Company.
[5]	Ms. Lang has the right to receive 16,366 shares upon settlement of vested restricted stock units upon termination of her service as a director of the Company.
[6]	Mr. Pendarvis has the right to receive 1,668 shares upon settlement of vested restricted stock units upon termination of his service as a director of the Company.
[7]	Mr. Pittard has the right to receive 1,966 shares upon settlement of vested restricted stock units upon termination of his service as a director of the Company.
[8]

Mr. Ridge has the right to receive 5,884 shares upon settlement of vested restricted stock units upon termination of employment, the right to receive 967 shares upon settlement of vested deferred performance units upon termination of employment, the right to receive 4,223 shares upon settlement of restricted stock units upon vesting within 60 days, and the right to receive 8,500 shares within 60 days upon settlement of vested market share units. Mr. Ridge also has voting and investment power over 1,274 shares held under the Company’s 401(k) plan.

[9]	Mr. Sandfort has the right to receive 10,936 shares upon settlement of vested restricted stock units upon termination of his service as a director of the Company.
[10]	Ms. Saunders has the right to receive 405 shares upon settlement of vested restricted stock units upon termination of her service as a director of the Company.
[11]	Mr. Schmale has the right to receive 16,847 shares upon settlement of vested restricted stock units upon termination of his service as a director of the Company.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS (cont’d)

			Amount and Nature of Beneficial Ownership October 15, 2019 [1]
Executive Officer	Age	Principal Occupation	Number		Percent of Class
Jay W. Rembolt	68	Vice President, Finance, Treasurer and CFO, WD-40 Company	40,428	[2]	*
Steven A. Brass	53	President and COO, WD-40 Company	5,077	[3]	*
Richard T. Clampitt	64	Vice President, General Counsel and Corporate Secretary, WD-40 Company	7,438	[4]	*
William B. Noble	61	Managing Director, EMEA, WD-40 Company Limited	9,829	[5]	*
All Directors, Director Nominees and Executive Officers as a Group			256,343	[6]	1.86%

*Less than one (1) percent.

[1]	All shares owned directly unless otherwise indicated.
[2]

Mr. Rembolt has the right to receive 310 shares upon settlement of vested deferred performance units upon termination of employment, the right to receive 810 shares upon settlement of restricted stock units upon vesting within 60 days, and the right to receive 1,564 shares within 60 days upon settlement of vested market share units. Mr. Rembolt also has voting and investment power over 6,456 shares held under the Company’s 401(k) plan.

[3]

Mr. Brass has the right to receive 108 shares upon settlement of vested deferred performance units upon termination of employment, the right to receive 753 shares upon settlement of restricted stock units upon vesting within 60 days, and the right to receive 1,175 shares within 60 days upon settlement of vested market share units.

[4]

Mr. Clampitt has the right to receive 179 shares upon settlement of vested deferred performance units upon termination of employment, the right to receive 598 shares upon settlement of restricted stock units upon vesting within 60 days, and the right to receive 1,342 shares within 60 days upon settlement of vested market share units.

[5]

 Mr. Noble has the right to receive 3,971 shares upon settlement of vested restricted stock units upon termination of employment, the right to receive 280 shares upon settlement of vested deferred performance units upon termination of employment, the right to receive 487 shares upon settlement of restricted stock units upon vesting within 60 days, and the right to receive 984 shares within 60 days upon settlement of vested market share units.

[6]

Total includes the rights of executive officers and directors to receive a total of 72,069 shares upon settlement of vested restricted stock units upon termination of employment or service as a director of the Company, the rights of executive officers to receive 2,371 shares upon settlement of vested deferred performance units upon termination of employment, the rights of executive officers to receive a total of 8,223 shares upon settlement of restricted stock units upon vesting within 60 days, the rights of executive officers to receive a total of 16,145 shares within 60 days upon settlement of vested market share units, and a total of 8,768 shares held by executive officers under the Company’s 401(k) plan.

NOMINEES FOR ELECTION AS DIRECTORS

DANIEL T. CARTER – Director

Daniel T. Carter was elected to the Board of Directors in 2016. Mr. Carter served as executive vice president and chief financial officer of BevMo! Inc. from 2009 until June 2016. Mr. Carter served as chief financial officer of Semtek, Inc. from 2008 to 2009; chief financial officer at Charlotte Russe Holding, Inc. from 1998 to 2007; and chief financial officer of Advanced Marketing Services from 1997 to 1998. From 1986 to 1997 he was employed by Price Club and its follow-on entities, serving as senior vice president for PriceCostco and chief financial officer for Price Enterprises. Mr. Carter began his career as an auditor with Ernst & Young, and he is a Certified Public Accountant (inactive). Mr. Carter received his Bachelor of Business Administration degree in accounting from the University of Oklahoma. Mr. Carter is recognized as a NACD Board Leadership Fellow and has earned Harvard’s Corporate Director Certificate.  Mr. Carter’s financial expertise, considerable knowledge of the retail industry and non-profit company board experience provide the Board with a breadth of relevant skills and experience.

Skills and Expertise:

•	Former CFO with extensive finance and accounting expertise
•	In-depth knowledge of retail industry
•	Considerable non-profit board experience

Committees:

•	Audit (Chair)
•	Finance

MELISSA CLAASSEN –  Director

Melissa Claassen was elected to the Board of Directors in 2015. Ms. Claassen is vice president finance, emerging markets – adidas Group. She served as vice president, brand finance at adidas from 2018 to 2019 and as vice president, business unit finance at adidas from 2015 to 2018.  Ms. Claassen served as the chief financial officer of Taylor Made – adidas Golf from 2012 to 2015. From 1996 until 2012 Ms. Claassen held positions at various adidas subsidiaries including chief financial officer of adidas Group Hong Kong and Taiwan, controlling director at adidas Group China, head of marketing controlling, senior financial controller, finance manager, SAP team lead, management accountant, and financial accountant.  Ms. Claassen’s extensive knowledge and expertise in the areas of collaboration, finance, accounting, and international business enhance the Board’s management oversight capabilities.

Skills and Expertise:

•	International business experience
•	Finance and accounting expertise

Committees:

•	Finance (Chair)
•	Compensation

ERIC P. ETCHART – Director

Eric P. Etchart was elected to  the Board of Directors in 2016. Mr. Etchart served as senior vice president of The Manitowoc Company, Inc. from 2007 until his retirement in January 2016.  He served as senior vice president, business development, from 2015 to 2016 and as president and general manager of the Manitowoc Crane Group from 2007 to 2015.  From 1983 to 2007, Mr. Etchart held various sales, marketing and management positions at subsidiaries and predecessor companies of The Manitowoc Company, Inc.  Mr. Etchart is a French national, having held management positions in China, Singapore, Italy, France and the United States.  Mr. Etchart is recognized as a NACD Board Leadership Fellow. He presently serves as a director of Graco Inc. and Alamo Group Inc.  Mr. Etchart’s breadth of international finance, marketing and management experience provides important perspective to the Board.  His demonstrated commitment to the highest standards of board leadership strengthens the Board’s commitment to good governance.

Skills and Expertise:

•	Strong management background in sales, marketing and finance
•	International business experience
•	Board governance

Committees:

•	Corporate Governance (Chair)
•	Finance

TREVOR I. MIHALIK – Director Nominee

Trevor I. Mihalik has served as executive vice president and chief financial officer of Sempra Energy since May 2018. Mr. Mihalik was senior vice president controller and chief accounting officer of Sempra Energy from 2014 until 2018 and controller and chief accounting officer from 2012 to 2014. Prior to Sempra Energy, Mr. Mihalik held roles as senior vice president – finance for Iberdrola Renewables and vice president and CFO for Chevron Natural Gas. Mr. Mihalik’s current experience as director of SDG&E and SoCalGas as well as past experience as chairman of the board of Luz del Sur and Chilquinta Energia and as a  director of Infraestructura Energética Nova S.A.B. de C.V., and his extensive senior management experience with Fortune 500 companies offers the Board valuable judgment and management perspective.

Skills and Expertise:

•	Seasoned finance executive with accounting and public company financial reporting expertise
•	Directorship experience for oversight of business management and strategic planning
•	Significant transactions experience

Committees:

•	To be determined upon election to the Board

DAVID B. PENDARVIS –  Director

David B. Pendarvis was elected to the Board of Directors in 2017. Mr. Pendarvis has served as chief administrative officer of ResMed Inc. since 2011.  From March through July 2017, he served as interim president, EMEA and Japan of ResMed Inc. He joined ResMed Inc. in 2002 as global general counsel and he has served as secretary since 2003 and he also served as vice president of organizational development from 2005 to 2011. From 2000 until 2002 Mr. Pendarvis was a partner at Gray Cary Ware & Friedenrich (presently, DLA Piper). From 1986 until 2000 he was an associate (1986-1992) and a partner (1993-2000) at Gibson, Dunn & Crutcher, and from 1984 until 1986 he served as a law clerk to United States District Court Judge, J. Lawrence Irving in the United States District Court, San Diego. Mr. Pendarvis served as a director of Sequenom, Inc. from 2009 until its acquisition by Laboratory Corporation of America Holdings in 2016.  His legal expertise and experience as general counsel with global responsibilities provides the Board of Directors with valuable perspective for risk oversight.

Skills and Expertise:

•	In depth experience in corporate governance, compliance, intellectual property and world-wide legal affairs
•	Strong focus on investor relations and corporate communications
•	International executive management experience

Committees:

•	Compensation
•	Corporate Governance

DANIEL E. PITTARD –  Director

Daniel E. Pittard was elected to the Board of Directors in 2016. From 2006 until his retirement in 2012, Mr. Pittard served as president, CEO and Board member of Rubio’s Restaurants, Inc. Mr. Pittard was an angel investor and served on the board of directors of five private companies from 2000 until 2005. He served as senior vice president, strategy and business development for Gateway, Inc. from 1998 until 1999; and group vice president, Amoco Company (now BP) from 1995 until 1998 with full P&L responsibilities for four businesses with $13 billion in revenue. As a senior vice president for PepsiCo/Frito-Lay from 1992 to 1995 he had responsibilities for international operations, strategy and new ventures. From 1980 to 1992 he was with McKinsey and Company, and served as a partner in Atlanta, Stockholm and Helsinki. From 1976 until 1980 Mr. Pittard was CEO of a joint venture in Saudi Arabia. Mr. Pittard has served on three public company boards - Rubio’s Restaurants, Novatel Wireless and Pulse Electronics - as well as many private and non-profit boards. He is a former public company CEO and McKinsey partner with considerable international experience. He  is also recognized as a NACD Board Leadership Fellow. His expertise in the areas of strategy development and international business and his extensive public and private company board experience provide the Board with valuable perspective.

Skills and Expertise:

•	Significant experience in consumer products and industrial business
•	Strong background in strategy development
•	International business experience

Committees:

•	Audit
•	Corporate Governance

GARRY O. RIDGE – CEO

Garry O. Ridge presently serves as CEO. He joined WD-40 Company in 1987 as managing director, WD-40 Company (Australia) Pty. Limited and he was responsible for Company operations throughout the Pacific and Asia. Mr. Ridge transferred to the corporate office in 1994 as director international operations and was elected vice president - international in 1995. He was elected to the position of executive vice president/chief operating officer in 1996. He was elected to the Board of Directors in 1997 and served as president and CEO from 1997 through June 2019. Prior to joining WD-40 Company Mr. Ridge was managing director of Mermax Pacific Pty. Ltd. and held a number of senior management positions with Hawker Pacific Pty. Ltd. (a Hawker Siddeley PLC Group Company) which was a licensee for WD-40® products until 1988. As the CEO of the Company, Mr. Ridge offers the Board an important Company-based perspective. In addition, his particular knowledge of the Company’s international markets and industry position provides the Board with valuable insight.

Skills and Expertise:

•	CEO of the Company
•	Leader with a passion for a strong culture, employee engagement and protecting and maximizing the return on the Company’s brand assets
•	Particular expertise in driving a global business

GREGORY A. SANDFORT – Director

Gregory A. Sandfort was elected to the Board of Directors in 2011. Mr. Sandfort has served as chief executive officer of Tractor Supply Company since December 2012.  He held the office of president of Tractor Supply Company from 2009 through 2015. Prior to 2013,  Mr. Sandfort served as president and chief operating officer in 2012 and as president and chief merchandising officer from 2009 to 2012. Mr. Sandfort served as executive vice president-chief merchandising officer of Tractor Supply Company from 2007 to 2009. Mr. Sandfort previously served as president and chief operating officer at Michael’s Stores, Inc. from 2006 to 2007, and as executive vice president-general merchandise manager at Michaels Stores, Inc. from 2004 to 2006. Mr. Sandfort presently serves as a director of Tractor Supply Company. He is recognized as a NACD Board Leadership Fellow. Mr. Sandfort brings a retail industry perspective to the Board. The Board also values Mr. Sandfort’s extensive management experience in the retail industry.

Skills and Expertise:

•	Active CEO in a channel that distributes the Company’s products
•	Brings a retail industry perspective
•	Direct connection with consumers of the Company’s products

Committees:

•	Compensation (Chair)
•	Finance

aNNE g. sAUNDERS –  Director

Anne G. Saunders was elected to the Board of Directors in March 2019. Ms. Saunders served as president, U.S. of nakedwines.com from 2016 through 2017. From 2014 through 2016, she was president, U.S. of FTD Companies, Inc., and from 2012 through 2014 she served as president of Redbox Automated Retail, LLC. From 1990 to 2012, Ms. Saunders held various senior executive level positions at Starbucks, Bank of America, Knowledge Universe (now known as KinderCare Education), eSociety and AT&T. Ms. Saunders is a director of Swiss Water Decaffeinated Coffee Inc. and Nautilus, Inc. Ms. Saunders’ functional expertise in brand management, leadership and marketing strategy, as well as her extensive public company board experience, provide valuable experience to the Board.

Skills and Expertise:

•	Significant consumer and retail markets experience
•	Diverse digital and e-commerce marketing expertise
•	Product innovation and development experience

Committees:

•	Audit
•	Corporate Governance

Neal E. Schmale –  Director

Neal E. Schmale was elected to the Board of Directors in 2001. He served as Board Chair from 2004 through 2016. Mr. Schmale was president and chief operating officer of Sempra Energy from 2006 until his retirement in 2011. Previously, he was executive vice president and chief financial officer of Sempra Energy from 1998 through 2005. Mr. Schmale served as a director of Sempra Energy from 2004 until 2011. He presently serves as a director of Murphy Oil Corporation. Mr. Schmale’s past experience as director on four public company boards and his extensive senior management experience with a Fortune 300 company offers the Board valuable judgment and management perspective.

Skills and Expertise:

•	Former COO and CFO with broad financial and operations experience
•	Focused on strategy and execution
•	Extensive public company board experience

Committees:

•	Audit
•	Compensation
•	Finance

BOARD LEADERSHIP, RISK OVERSIGHT AND COMPENSATION-RELATED RISK

The Board of Directors of WD-40 Company previously maintained separation of its principal executive officer and board chair positions. On October 7, 2019 the Board of Directors amended its Corporate Governance Guidelines to provide, under appropriate circumstances, for the designation of the CEO to serve as board chair and for the designation of a lead independent director to assure the most effective board governance when the CEO is also serving as board chair.

On June 18, 2019 the Company’s current board chair, Linda Lang, provided notice to the Board of her intention not to stand for re-election at the 2019 annual meeting of shareholders.  The Board of Directors has tentatively determined that Mr. Ridge, the Company’s CEO, should be designated as board chair immediately following the annual meeting.  The Board will designate one of the independent directors to serve as lead director following the annual meeting.

The Board believes that board oversight of and attention to the Company’s current strategic initiatives will be best served by having Mr. Ridge provide primary leadership at meetings of the Board, while assuring independent director oversight of management through the designation of a lead director.  The lead director will have the following responsibilities and authority:

•	To preside at meetings of the Board when the CEO is not present;
•	To serve as leader of the independent directors and as a liaison between the CEO and the independent directors;
•	To coordinate feedback to the CEO regarding issues discussed in executive sessions;
•	To consult with the CEO and the Corporate Secretary regarding meeting materials and other information sent to the Board;
•	To review Board meeting agendas in consultation with the CEO;
•	To meet periodically with the Board committee chairs to discuss their respective work plans;
•	To approve meeting schedules to assure that there is sufficient time for Board consideration of all agenda items;
•	To call meetings of the independent directors.

Risk oversight is undertaken by the Board of Directors as a whole but various Board Committees are charged with responsibility to review and report on business and management risks included within the purview of each Committee’s responsibilities. The Compensation Committee considers risks associated with the Company’s compensation policies and practices, with particular focus on the cash incentive compensation (“Incentive Compensation”) and equity awards offered to the Company’s executive officers. The Audit Committee considers risks associated with financial reporting and internal control, risks related to integrity and disaster recovery of primary information technology systems, and supply chain risks associated with disruptive events.    The Audit Committee also reviews the appropriateness of the Company’s insurance programs. The Finance Committee considers risks associated with the Company’s financial management and investment activities, acquisition-related risks and Employee Retirement Income Security Act of 1974 plan oversight. The Board and the Committees receive periodic reports from management employees having responsibility for the management of particular areas of risk. The Chief Executive Officer is responsible for overall risk management and provides input to the Board of Directors with respect to the Company’s risk management process and is responsive to the Board in carrying out its risk oversight role.

With respect to compensation-related risk, the Company’s management has undertaken an annual assessment of the Company’s compensation policies and practices and strategic business initiatives to determine whether any of these policies or practices, as well as any compensation plan design features, including those applicable to the executive officers, are reasonably likely to have a material adverse effect on the Company. Based on this review, management has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. This conclusion is based primarily on the fact that the incentives underlying the Company’s compensation plan design features provide a balance between increased profitability and longer-term stockholder returns. Management has discussed these findings with the Compensation Committee.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND ANNUAL MEETING ATTENDANCE

The Board of Directors is charged by the stockholders with managing or directing the management of the business affairs and exercising the corporate power of the Company. The Board of Directors relies on the following standing committees to assist in carrying out the Board of Directors’ responsibilities: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance Committee. Each of the committees has a written charter approved by the Board of Directors and such charters can be found on WD-40 Company’s website at http://investor.wd40company.com within the “Corporate Governance” section. There were five meetings of the Board of Directors during the last fiscal year. Each director serving for the full fiscal year attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served. The Board of Directors holds an annual organizational meeting on the date of the Annual Meeting of Stockholders. All directors are expected to attend the Annual Meeting. At the last Annual Meeting of Stockholders, all of the prior year nominee directors were present.

BOARD OF DIRECTORS COMPENSATION

Director compensation is set by the Board of Directors upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee conducts an annual review of non-employee director compensation, including consideration of a survey of director compensation for the same peer group of companies used by the Compensation Committee for the assessment of executive compensation. For fiscal year 2019, non-employee directors received compensation for services as directors pursuant to the Directors’ Compensation Policy and Election Plan (the “Director Compensation Policy”) adopted by the Board of Directors on October 8, 2018. Pursuant to the Director Compensation Policy, non-employee directors received a base annual fee of $54,000 for services provided from January 1, 2019 through the date of the Company’s 2019 Annual Meeting of Stockholders. The Board Chair received an additional annual fee of $22,000. Non-employee directors received additional cash compensation for service on various Board Committees. The Chair of the Audit Committee received $16,000 and each other member of the Audit Committee received $8,000. The Chair of the Compensation Committee received $10,000 and each other member of the Compensation Committee received $4,000. Each Chair of the Corporate Governance Committee and the Finance Committee received $8,000 and each other member of those committees received $4,000. All such annual fees were paid in March 2019.

At the Company’s 2016 Annual Meeting of Stockholders, the Company’s stockholders approved the WD-40 Company 2016 Stock Incentive Plan (the “Stock Incentive Plan”) to authorize the issuance of stock-based compensation awards to employees as well as to directors and consultants. For services provided for the period from the date of the Company’s 2018 Annual Meeting of Stockholders to the next annual meeting, the Director Compensation Policy provided for the grant of restricted stock unit (“RSU”) awards having a grant date value of $70,000 to each non-employee director. Each RSU represents the right to receive one share of the Company’s common stock. On December 11,  2018, each non-employee director other than Ms. Saunders received a non-elective RSU award covering 392 shares of the Company’s common stock. On March 18, 2019, Ms. Saunders received an RSU award covering 405 shares of the Company’s common stock. Additional information regarding the RSU awards is provided in a footnote to the Director Compensation table below.

Each non-employee director was also permitted to elect to receive an RSU award in lieu of all or a portion of his or her base annual fee for service as a director as specified above. The number of shares of the Company’s common stock subject to each such RSU award granted to the non-employee directors equaled the elective portion of his or her base annual fee payable in RSUs divided by the fair market value of the Company’s common stock as of the date of grant.

RSU awards granted to non-employee directors pursuant to the Director Compensation Policy are subject to Award Agreements under the Stock Incentive Plan. All RSU awards granted to non-employee directors are fully vested and are settled in shares of the Company’s common stock upon termination of the director’s service as a director of the Company.

The Company also maintains a Director Contributions Fund from which each incumbent non-employee director has the right, at a specified time each fiscal year, to designate $6,000 in charitable contributions to be made by the Company to properly qualified (under Internal Revenue Code Section 501(c)(3)) charitable organizations.

DIRECTOR COMPENSATION TABLE -  FISCAL YEAR 2019

The following Director Compensation table provides information concerning director compensation earned by each non-employee director for services rendered in fiscal year 2019. Since the annual base fee and fees for service on Committees are payable for services provided to the Company from January 1st of the fiscal year until the next annual meeting of stockholders, such compensation is reported for purposes of the Director Compensation table on a weighted basis. For fiscal year 2019, one third of the reported compensation earned or paid in cash is based on the Director Compensation Policy in effect for calendar year 2018 and two thirds of the reported compensation earned or paid in cash is based on the Director Compensation Policy in effect for calendar year 2019. Amounts earned and reported in the Director Compensation table for Fees Earned or Paid in Cash for the fiscal year for each director are dependent upon the various committees on which each director served as a member or as chair during the fiscal year.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Daniel T. Carter	$ 71,000	$ 69,941	$ 6,000	$ 146,941
Melissa Claassen	$ 63,000	$ 69,941	$ 6,000	$ 138,941
Eric P. Etchart	$ 61,667	$ 69,941	$ 6,000	$ 137,608
Linda A. Lang	$ 81,000	$ 69,941	$ 6,000	$ 156,941
David B. Pendarvis	$ 60,333	$ 69,941	$ 6,000	$ 136,274
Daniel E. Pittard	$ 63,000	$ 69,941	$ 6,000	$ 138,941
Gregory A. Sandfort	$ 65,000	$ 69,941	$ 6,000	$ 140,941
Anne G. Saunders	$ 44,000	$ 69,944	$ -	$ 113,944
Neal E. Schmale	$ 67,000	$ 69,941	$ 6,000	$ 142,941

[1]

For services rendered during fiscal year 2019, directors received RSU awards pursuant to elections made in 2017 (not applicable to Mr. Pittard and Ms. Saunders)  and 2018 (not applicable to Mr. Pittard, Ms. Saunders and Mr. Schmale) under the Director Compensation Policy with respect to their services as directors in calendar years 2018 (not applicable to Ms. Saunders) and 2019, respectively, in each case in lieu of all or part of their base annual fees for such calendar year (as described in the narrative preceding the Director Compensation table). The value of such elective RSU awards received by each of the directors except for Mr. Pittard,  Ms. Saunders and Mr. Schmale  for services rendered during fiscal year 2019 was $50,908. The value of elective RSU awards received by Mr. Schmale for service rendered during fiscal year 2019 was $14,986.  Mr. Pittard and Ms. Saunders elected to receive all of their base annual fees in cash. The number of shares underlying each director’s RSU award is rounded down to the nearest whole share.

[2]

Amounts included in the Stock Awards column represent the grant date fair value for non-elective RSU awards granted to all non-employee directors pursuant to the Director Compensation Policy. On December 11, 2018, each director, other than Ms. Saunders,  received a non-elective RSU award covering 392 shares of the Company’s common stock. Each RSU award granted on December 11, 2018 has a grant date fair value equal to the closing price of the Company’s common stock on that date in the amount of $178.42 per share multiplied by the number of shares underlying the RSU award. On March 18, 2019 Ms. Saunders received a  non-elective RSU award covering 405 shares of the Company’s common stock having a grant date fair value equal to the closing price of the Company’s common stock on that date in the amount of $172.70 per share multiplied by the number of shares underlying the RSU award.  The number of shares underlying each director’s RSU award is rounded down to the nearest whole share. Outstanding RSUs held by each director as of October 15, 2019 are reported above in footnotes to the table under the heading, Security Ownership of Directors and Executive Officers. The RSUs vest immediately upon grant, but are settled in stock only upon termination of service as a director. The RSUs provide for the payment of dividend equivalent compensation in amounts equal to dividends declared and paid on the Company’s common stock.

[3]	Amounts represent charitable contributions made by the Company in fiscal year 2019 as designated by non-employee directors pursuant to the Company’s Director Contribution Fund.

EQUITY HOLDING REQUIREMENT FOR DIRECTORS

All RSU awards to non-employee directors, including both non-elective grants and RSU awards granted pursuant to the annual elections of the directors to receive RSUs in lieu of all or part of their base annual fee, provide for immediate vesting but will not be settled in shares of the Company’s common stock until termination of each director’s service as a director. The number of shares to be issued to each non-employee director upon termination of service is disclosed in the footnotes to the table under the heading, Security Ownership of Directors and Executive Officers.

STOCKHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

Stockholders may send communications to the Board of Directors by submitting a letter addressed to: WD-40 Company, Corporate Secretary, 9715 Businesspark Avenue, San Diego, CA 92131.

The Board of Directors has instructed the Corporate Secretary to forward such communications to the Board Chair. The Board of Directors has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, to not forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for consideration by the Board of Directors. The Corporate Secretary may also forward the stockholder communication within the Company to another department to facilitate an appropriate response.

COMMITTEES (membership as of October 15, 2019)

Director	Audit	Compensation	Corporate Governance	Finance
Daniel T. Carter	Chair			✓
Melissa Claassen		✓		Chair
Eric P. Etchart			Chair	✓
Linda A. Lang		✓	✓
David B. Pendarvis		✓	✓
Daniel E. Pittard	✓		✓
Gregory A. Sandfort		Chair		✓
Anne G. Saunders	✓		✓
Neal E. Schmale	✓	✓		✓
Number of Meetings Held in Fiscal Year 2019	5	3	4	4

CORPORATE GOVERNANCE COMMITTEE

Nomination Policies and Procedures

The Corporate Governance Committee is comprised of Eric P. Etchart (Chair), Linda A. Lang (retiring director),  David B. Pendarvis, Daniel E. Pittard and Anne G. Saunders. The Corporate Governance Committee also functions as the Company’s nominating committee and is comprised exclusively of independent directors as defined in the Nasdaq Rules. The Corporate Governance Committee met four times during the last fiscal year.

The Corporate Governance Committee acts in conjunction with the Board of Directors to ensure that a regular evaluation is conducted of succession plans, performance, independence, and of the qualifications and integrity of the Board of Directors. The Corporate Governance Committee also reviews the applicable skills and characteristics required of nominees for election as directors. The objective is to balance the composition of the Board of Directors to achieve a combination of individuals of different backgrounds and experiences, including, but not limited to, whether the candidate is currently or has recently been an executive officer at a publicly traded company; whether the candidate has substantial background in matters related to the Company’s products or markets, in particular, retailing and marketing and new product development; and whether the candidate has substantial governance or executive compensation experience, global management experience, a substantial financial background or is serving as a director at one or more publicly traded companies. The Board of Directors has not established any specific diversity criteria for the selection of nominees other than the general composition criteria noted above.

In determining whether to recommend a director for re-election, the Corporate Governance Committee considers the director’s past attendance at meetings, results of evaluations and the director’s participation in and anticipated future contributions to the Board of Directors. A director who will have reached the age of 72 prior to the date of the next annual meeting of stockholders will be expected to retire from the Board.  However, the Board may re-nominate any director for up to three additional years if relevant circumstances warrant continued service.  The Board has determined, for each of the past two years, that Mr. Schmale should continue to serve as a director.

The Corporate Governance Committee reviews new Board of Director nominees through a series of internal discussions, reviewing available information, and interviewing selected candidates. Generally, candidates for nomination to the Board of Directors have been suggested by directors or employees. The Company does not currently employ a search firm or third party in connection with seeking or evaluating candidates.

The Corporate Governance Committee will consider director candidates recommended by security holders under the same criteria as other candidates described above. Nominations may be submitted by letter addressed to: WD-40 Company Corporate Governance Committee, Corporate Secretary, 9715 Businesspark Avenue, San Diego, California 92131. Nominations by security holders must be submitted in accordance with the requirements of the Company’s Bylaws, including submission of such nominations within the time required for submission of stockholder proposals as set forth below under the heading, Stockholder Proposals.

AUDIT COMMITTEE

Related Party Transactions Review and Oversight

The Audit Committee is comprised of Daniel T. Carter (Chair),  Daniel E. Pittard, Anne G. Saunders and Neal E. Schmale.  Five meetings of the Audit Committee were held during the last fiscal year to review quarterly financial reports, to consider the annual audit and other audit services, to review the audit with the independent registered public accounting firm after its completion and to fulfill other responsibilities provided for in the Audit Committee’s Charter. The Board of Directors has determined that Mr. Carter is an “audit committee financial expert” as defined by regulations adopted by the Securities and Exchange Commission. Mr. Carter and each of the other members of the Audit Committee are independent directors as defined in the Nasdaq Rules. Each member of the Audit Committee also satisfies the requirements for service on the Audit Committee as set forth in Rule 5605(c)(2) of the Nasdaq Rules.

The Audit Committee has responsibility for review and oversight of related party transactions for potential conflicts of interest. Related party transactions include any independent business dealings between the Company and related parties who consist of the Company’s executive officers, directors, director nominees and holders of more than 5% of the Company’s shares. Such transactions include business dealings with parties in which any such related party has a material direct or indirect interest. The Audit Committee has adopted a written policy to provide for its review and oversight of related party transactions. Executive officers and directors are required to notify the Secretary of the Company of any proposed or existing related party transactions in which they have an interest. The Secretary and the Audit Committee also rely upon the Company’s disclosure controls and procedures adopted pursuant to Exchange Act rules for the purpose of assuring that matters requiring disclosure, including related party transactions that may involve the potential for conflicts of interests, are brought to the attention of management and the Audit Committee on a timely basis. Certain related party transactions do not require Audit Committee review and approval. Such transactions are considered pre-approved. Pre-approved transactions include:

•	compensation arrangements approved by the Compensation Committee or the Board of Directors and expense reimbursements consistent with the Company’s expense reimbursement policy;
•	transactions in which the related party’s interest is derived solely from the fact that he or she serves as a director of another corporation that is a party to the transaction;
•

transactions in which the related party’s interest is derived solely from his or her ownership (combined with the ownership interests of all other related parties) of not more than a 5% beneficial interest (but excluding any interest as a general partner of a partnership) in an entity that is a party to the transaction; and

•	transactions available to all employees of the Company generally.

If a related party transaction is proposed or if an existing transaction is identified, the Audit Committee has authority to disapprove, approve or ratify the transaction and to impose such restrictions or other limitations on the transaction as the Committee may consider necessary to best assure that the interests of the Company are protected and that the related party involved is not in a position to receive an improper benefit. In making such determination, the Audit Committee considers such factors as it deems appropriate, including without limitation (i) the benefits to the Company of the transaction; (ii) the commercial reasonableness of the terms of the transaction; (iii) the dollar value of the transaction and its materiality to the Company and to the related party; (iv) the nature and extent of the related party’s interest in the transaction; (v) if applicable, the impact of the transaction on a non-employee director’s independence; and (vi) the actual or apparent conflict of interest of the related party participating in the transaction.

During the fiscal year ended August 31, 2019, there were no transactions required to be reported pursuant to the requirements of Item 404(a) of Regulation S-K under the Exchange Act that did not require review and approval by the Audit Committee.

FINANCE COMMITTEE

The Finance Committee is comprised of Melissa Claassen (Chair),  Daniel T. Carter, Eric P. Etchart, Gregory A. Sandfort and Neal E. Schmale.  Four meetings of the Finance Committee were held during the last fiscal year. The Finance Committee is appointed by the Board for the primary purpose of assisting the Board in overseeing financial matters of importance to the Company, including matters relating to acquisitions, investment policy, capital structure, and dividend policy. The Finance Committee also reviews the Company’s annual and long-term financial strategies and objectives.

COMPENSATION COMMITTEE

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Gregory A. Sandfort (Chair), Melissa Claassen, Linda A. Lang (retiring director),  David B. Pendarvis and Neal E. Schmale, all of whom are independent directors as defined under the Nasdaq Rules. The Compensation Committee met three times during the last fiscal year. During the fiscal year ended August 31, 2019, there were no compensation committee interlock relationships with respect to members of the Board of Directors and the Compensation Committee as described in Item 407(e)(4)(iii) of Regulation S-K promulgated under the Exchange Act.

ITEM NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, the Company’s stockholders are being asked to cast an advisory vote to approve the compensation of the Company’s Named Executive Officers (“NEOs”) identified in the Compensation Discussion and Analysis section of this Proxy Statement. This vote is commonly referred to as a “Say-on-Pay” vote.

At the Company’s 2017 Annual Meeting of Stockholders, the Company’s stockholders were asked, by a non-binding advisory vote, to express their preference as to the frequency of future Say-on-Pay votes and the Board of Directors recommended annual Say-on-Pay voting. The Company’s stockholders expressed a preference to have Say-on-Pay votes every year.

The following resolution will be presented for approval by the Company’s stockholders at the 2019 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of WD-40 Company (the “Company”) hereby approve the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section of the Company’s proxy statement for the 2019 Annual Meeting of Stockholders and in the accompanying compensation tables and narrative disclosures.”

The advisory vote to approve executive compensation is a non-binding vote on the compensation of the Company’s NEOs. This Proxy Statement contains a description of the compensation provided to the NEOs as required by Item 402 of Regulation S-K promulgated under the Exchange Act.

Stockholders are encouraged to carefully consider the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion in this Proxy Statement in considering this advisory vote. The Board of Directors believes that the compensation provided to the Company’s NEOs offers a competitive pay package with a proper balance of current and long-term incentives aligned with the interests of the Company’s stockholders.

This is an advisory vote and will not affect compensation previously paid or awarded to the NEOs. While a vote disapproving the NEOs’ executive compensation will not be binding on the Board of Directors or the Compensation Committee, the Compensation Committee will consider the results of the advisory vote in making future executive compensation decisions.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting of Stockholders is required to approve this advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE PROPOSED RESOLUTION FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

COMPENSATION DISCUSSION AND ANALYSIS

WD-40 Company’s Compensation Discussion and Analysis addresses the executive compensation philosophy and the processes and decisions of the Compensation Committee of the Company’s Board of Directors (the “Committee”) with respect to the compensation of the Company’s Named Executive Officers (the “NEOs”). For fiscal year 2019, the Company’s NEOs were:

•	Garry O. Ridge, our Chief Executive Officer (“CEO”);
•	Jay W. Rembolt, our Vice President, Finance, Treasurer and Chief Financial Officer (“CFO”);
•	Steven A. Brass, our President and Chief Operating Officer;
•	Richard T. Clampitt, our Vice President, General Counsel and Corporate Secretary; and
•	William B. Noble, our Managing Director, EMEA.

EXECUTIVE SUMMARY OF EXECUTIVE COMPENSATION DECISIONS AND RESULTS

The compensation structure for the NEOs is comprised of three elements: base salary, retention-related equity compensation and performance-related cash and equity compensation. Through the application of these elements, a significant portion of NEO realized compensation is directly tied to Company performance measured by increased earnings and total stockholder return (“TSR”).  Performance-based compensation tied to earnings is based on earnings before interest, income taxes, depreciation (in operating departments) and amortization (“EBITDA”), not earnings per share.

Retention-related equity compensation includes restricted stock unit (“RSU”) awards that vest over a period of three years after grant, subject to earlier vesting upon the effective date of retirement under certain conditions. Retention-related equity compensation features are also reflected in our performance-based market share unit (“MSU”) awards that may be earned over a market return-based vesting period of three years, subject to pro-rata vesting at the end of the applicable measurement period in the event of earlier retirement under certain conditions.

Performance-related compensation includes (i) an annual cash payment opportunity that is tied to current fiscal year financial results (“Incentive Compensation”); (ii) MSU awards that are tied to a measure of TSR; and (iii) deferred performance unit (“DPU”) awards that are tied to current fiscal year financial results that exceed levels required for maximum payment of that portion of the cash Incentive Compensation opportunity that is tied to global EBITDA.

For purposes of measuring performance based on the Company’s EBITDA, the Company uses EBITDA before deduction of the stock-based compensation expense for vested DPU awards, if any, and excluding other non-operating income and expense amounts (“Adjusted EBITDA”).

The foregoing compensation structure elements are fully described later in this Compensation Discussion and Analysis.

In establishing the framework for overall NEO compensation and in assessing such compensation for each NEO in light of individual and overall Company performance, the Committee considers actual and target levels of compensation with reference to both short-term and long-term performance periods as well as labor market data and peer group executive compensation. The Committee seeks to align individual NEO performance incentives with both short-term and long-term Company objectives. The Committee assesses the effectiveness of the established framework for NEO compensation through a review of each of the principal elements of NEO compensation. The Committee considers measures of Company performance, specifically including regional and global measures based on the Company’s Adjusted EBITDA, and also relative Company performance as compared to an established peer group of companies and a comparable market index. Additionally, the Committee also considers the relative achievement of longer term strategic objectives as to which each NEO is accountable.  Information regarding NEO strategic objectives is provided in the Executive Officer Compensation Decisions section below under the heading, Base Salary: Process. The Committee believes that a review of NEO compensation and relative company performance over multi-year periods demonstrates the effectiveness of the Company’s established framework for NEO compensation.

THREE YEAR PERFORMANCE-BASED COMPENSATION REVIEW

For fiscal year 2019, the Company’s overall financial performance resulted in partial achievement of performance measure goals for regional and global Adjusted EBITDA under the Company’s Incentive Compensation program (the “Performance Incentive Program”) as described below.  The maximum first level performance measure goals for the EMEA and Asia-Pacific regions were achieved, but only a modest portion of the first level performance goal for the Americas region was achieved.  Due to the strong performance of the EMEA and Asia-Pacific segments and modest achievement of goals for the Americas segment, the maximum first level goal for global Adjusted EBITDA was achieved and approximately 35.6% of the second level for global Adjusted EBITDA was achieved.   As a result, for fiscal year 2019, each of the NEOs other than Mr. Brass earned Incentive Compensation equal to 68%  of their Incentive Compensation opportunity and Mr. Brass earned Incentive Compensation equal to 26% of his Incentive Compensation opportunity for fiscal year 2019.

For fiscal year 2018,  the Company’s overall financial performance resulted in partial achievement of performance measure goals for regional and global Adjusted EBITDA under the Company’s Performance Incentive Program.  The maximum first level performance measure goals for the Americas and Asia-Pacific regions were achieved, but no portion of the first level performance goal for the EMEA region was achieved. Due to the strong performance of the Americas and Asia-Pacific segments, the maximum first level goal for global Adjusted EBITDA was achieved and approximately 26.6%  of the second level goal for global Adjusted EBITDA was achieved. As a result, for fiscal year 2018 each of the NEOs identified for fiscal year 2018 disclosures earned Incentive Compensation equal to 63% of their Incentive Compensation opportunity for fiscal year 2018.

For fiscal year 2017, the Company’s overall financial performance resulted in partial achievement of performance measure goals for regional and global Adjusted EBITDA under the Company’s Performance Incentive Program. The maximum first level performance measure goals for the EMEA and Asia-Pacific regions were achieved, but the first level performance goal for the Americas region was not achieved. Due to the strong performance of the EMEA and Asia-Pacific segments, the maximum first level goal for global Adjusted EBITDA was achieved and approximately 47% of the second level goal for global Adjusted EBITDA was achieved. As a result, each of the NEOs identified for fiscal year 2017 disclosures earned Incentive Compensation equal to 74% of their Incentive Compensation opportunity for fiscal year 2017.

For the three fiscal years ended August 31, 2019, the TSR for the Company’s shares exceeded, by an absolute percentage point difference, the return for the Russell 2000 Index (the “Index”) by 22.4%. As a result, MSUs awarded to the NEOs in October 2016 provided vested shares of the Company’s common stock to the NEOs, other than Mr. Brass, at 200%  of the target number of award shares. Mr. Brass earned 150%  of the target number of award shares for the MSUs awarded to him in October 2016.

For the three fiscal years ended August 31, 2018, the TSR for the Company’s shares exceeded, by an absolute percentage point difference, the return for the Index by 48.45%. As a result, MSUs awarded in October 2015 to the NEOs identified for fiscal year 2018 disclosures provided vested shares of the Company’s common stock to those NEOs, other than Mr. Brass, at the maximum amount of 200% of the target number of award shares. Mr. Brass earned 150% of the target number of award shares for the MSUs awarded to him in October 2015.

For the three fiscal years ended August 31, 2017, the TSR for the Company’s shares exceeded, by an absolute percentage point difference, the return for the Index by 33.32%. As a result, MSUs awarded in October 2014 to the NEOs identified for fiscal year 2017 disclosures provided vested shares of the Company’s common stock to those NEOs at the maximum amount of 200% of the target number of award shares.

FISCAL YEAR 2019 COMPENSATION

Compensation decisions for fiscal year 2019 were made in October 2018 based on individual and Company performance during fiscal year 2018 and a market survey conducted by the Committee’s compensation consultant. The relative market percentile of total compensation for each of the NEOs for fiscal year 2019 is based on peer group data which is provided below under the heading Overall Reasonableness of Compensation.

The following is a summary of the decisions made by the Committee for NEO compensation for fiscal year 2019:

•

For fiscal year 2019, base salaries for the NEOs were increased by 2.0% for the CEO and from 2.0% to 15.0%  for the other NEOs. Base salaries for the NEOs were assessed in relation to labor market information.  For fiscal year 2019, consideration was given to the appropriate relative mix of salary, annual Incentive Compensation and equity awards.

•

Annual Incentive Compensation is awarded to the NEOs under the Company’s Performance Incentive Compensation Plan as described below under the heading Performance Incentive Program. For purposes of the Performance Incentive Program, goals for regional and global Adjusted EBITDA were established at the beginning of the fiscal year. The Company’s performance as measured against these goals is described in detail below.

•

In October 2018, the NEOs received annual RSU awards providing for the issuance of a total of 6,373 shares of the Company’s common stock to be earned by continued employment by the Company over a vesting period of three years,  subject to earlier vesting upon the effective date of retirement under certain conditions. These awards serve a retention purpose together with an incentive to maximize long term stockholder value through share price appreciation.

•

In October 2018, the NEOs received MSU awards subject to performance vesting covering a target number of shares of the Company’s common stock equal to 6,373 shares. If the Company’s TSR over the three-year vesting period matches the median return for the Index, the target number of shares of the Company’s common stock would be issued to the NEOs.  The actual number of shares to be issued to the NEOs will be from 0% to 200% of the target number of shares depending upon the Company’s TSR as compared to the return for the Index.
•

In October 2018, the NEOs received DPU awards that provided an opportunity to receive up to an aggregate maximum of 7,450 additional shares of the Company’s common stock upon termination of employment.  The DPU awards provided for vesting as of the end of fiscal year 2019 if the Company were to achieve a level of global Adjusted EBITDA for the fiscal year in excess of the maximum goal for global Adjusted EBITDA established for the Performance Incentive Program.  Since the Company’s global Adjusted EBITDA for fiscal year 2019  did not exceed the maximum goal for global EBITDA established for the Performance Incentive Program, the DPU awards for fiscal year 2019 did not vest and they have lapsed without value to the NEOs.

•

RSU, MSU and DPU award amounts for fiscal year 2019 varied among the NEOs based on labor market compensation practices specific to the region of employment, relative achievement of individual performance measures and goals established for each NEO, as well as Company performance for fiscal year 2018 in areas over which each NEO had direct influence.

•

The Company’s stockholders have provided advisory votes to approve executive compensation required by Section 14A of the Exchange Act (the “Say-on-Pay” votes) at the Company’s annual meeting of stockholders for fiscal years 2016, 2017 and 2018. In each instance, at least 95% of the votes cast in the Say-on-Pay votes approved the compensation of the NEOs as disclosed in the Compensation Discussion and Analysis section of the Company’s Proxy Statements for those fiscal years and in the accompanying compensation tables and narrative disclosures. The Committee has considered the results of these advisory Say-on-Pay votes in its decision-making for executive compensation of the NEOs and has concluded that no significant changes in executive compensation decisions and policies are warranted.

GOVERNANCE OF EXECUTIVE OFFICER COMPENSATION PROGRAM

The purpose of the Committee is to establish and administer the compensation arrangements for our CEO and the other executive officers of the Company, including the other NEOs, on behalf of the Board of Directors. The Committee is responsible for developing the Company’s overall executive compensation strategy, with support from management and the Committee’s independent compensation consulting firm. For fiscal year 2019 compensation decisions, the Committee’s compensation consulting firm was Board Advisory, LLC. The Committee also has responsibilities in connection with administration of the Company’s equity compensation plans.

The Committee operates pursuant to a Charter which outlines its responsibilities, including the Committee’s responsibilities with respect to performance reviews and approval of annual compensation arrangements for the Company’s executive officers. A copy of the Compensation Committee Charter can be found on WD-40 Company’s website at http://investor.wd40company.com  within the “Corporate Governance” section.

PROCESS FOR EVALUATING EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION

In accordance with its Charter, the Committee works with the Company’s Human Resources function in carrying out its responsibilities. The Vice President of Global Organization Development is management’s liaison with the Committee. The Committee’s independent compensation consulting firm provides advice and information relating to executive compensation. For fiscal year 2019, the compensation consulting firm assisted the Committee in the evaluation of executive base salary, Incentive Compensation opportunities, equity incentive design and award levels, and the specific pay recommendation for our CEO.  The Committee’s compensation consulting firm reports directly to the Committee and provides no additional services for management.

EXECUTIVE COMPENSATION PHILOSOPHY AND FRAMEWORK

COMPENSATION OBJECTIVES

The Company’s executive compensation program is designed to achieve five primary objectives:

1.Attract, motivate, reward and retain high performing executives;

2.Align the interests and compensation of executives with the value created for stockholders;

3.Create a sense of motivation among executives to achieve both short- and long-term Company objectives;

4.Create a direct, meaningful link between business and team performance and individual accomplishment and rewards; and

5.Ensure our compensation programs are appropriately competitive in the relevant labor markets.

TARGET PAY POSITION/MIX OF PAY

The Company’s compensation program consists primarily of base salary, annual cash incentives, and long-term oriented equity awards. Each of these components is discussed in greater detail in the Executive Officer Compensation Decisions section below. The Committee has established a target for executive officer total compensation (defined as base salary, plus target Incentive Compensation, plus the value of RSU and MSU equity awards) at the median market level of compensation for each position (details on the use of peer group data to establish the median market level are provided below). Actual pay may vary, based on Company and/or individual performance, length of time within the position, and anticipated contribution. The Committee does not adhere to specific guidelines regarding the percentage of total compensation that should be represented by each compensation component, but monitors market competitiveness. A review of total compensation for each NEO relative to the target market percentile is provided in the Executive Officer Compensation Decisions section below under the heading, Overall Reasonableness of Compensation.

The mix of pay for executive officers is intended to provide significant incentives to drive overall company performance and increased stockholder value. The mix of pay consists of Salary and All Other Compensation amounts as reported in the Summary Compensation Table below,  maximum possible values for Stock Awards (RSUs, MSUs and DPUs) as reported in the table in footnote 1 to the Summary Compensation Table,  and maximum possible Non-Equity Incentive Plan Compensation (Incentive Compensation) amounts as reported in the Grants of Plan-Based Awards table below.  The sum total of these maximum possible compensation amounts for each NEO is referred to as the NEO’s “Total Compensation Opportunity.” For purposes of the charts below, the Total Compensation Opportunity for the CEO, and for all other NEOs in the aggregate, has been divided among elements of compensation that are considered at risk (MSUs, tied to longer term relative stockholder return, and DPUs and Incentive Compensation, tied to current fiscal year financial performance), and those elements that are not performance-based and not considered at risk (Salary, All Other Compensation and RSUs). Approximately 71% of the CEO’s Total Compensation Opportunity for fiscal year 2019 was at risk while approximately 57%,  in the aggregate, of the Total Compensation Opportunity for fiscal year 2019 for all of the other NEOs was at risk.  As reported in more detail below, for fiscal year 2019,  each of the NEOs other than Mr. Brass earned approximately 68%  of their maximum Incentive Compensation amounts and Mr. Brass earned approximately 26% of his maximum Incentive Compensation amount,  and each NEO earned maximum MSU award values (for the MSU award granted in October 2016), and no portion of their DPU awards.

COMPENSATION BENCHMARKING

For purposes of its fiscal year 2019 compensation decisions, the Committee examined the executive compensation practices of a peer group of nineteen companies to assess the competitiveness of the Company’s executive compensation. Peer group companies were selected from a list of U.S. headquartered companies having revenues and earnings reasonably comparable to the Company and doing business in the specialty chemical industry or within specific consumer products categories. In addition to the peer group data, the Committee considers surveys of general industry company data provided by Hay Group, a global management consulting firm and Kenexa, an IBM Company. These data sources are applied by the Committee to establish the market median level of compensation for each executive officer position. The companies used in the peer group analysis for fiscal year 2019 compensation decisions were as follows:

•	Aceto Corporation	•	Innospec Inc.
•	American Vanguard Corporation	•	KMG Chemicals, Inc.
•	Balchem Corporation	•	Landec Corporation
•	Cambrex Corporation	•	Prestige Brands Holdings, Inc.
•	Chase Corporation	•	Quaker Chemical Corporation
•	Dorman Products	•	Rayonier Advanced Materials, Inc.
•	Flotek Industries Inc.	•	Sensient Technologies Corporation
•	Hawkins, Inc.	•	Stoneridge Inc.
•	Ingevity Corporation	•	USANA Health Sciences, Inc.
•	Innophos Holdings, Inc.

EXECUTIVE OFFICER COMPENSATION DECISIONS FOR FISCAL YEAR 2019

BASE SALARY: PROCESS

Base salaries for all executive officers, including the NEOs, are approved by the Committee effective for the beginning of each fiscal year. In setting base salaries, the Committee considers the salary range prepared by its compensation advisor based on each NEO’s job responsibilities and the market 50th percentile target pay position. Salary adjustments, if any, are based on factors such as individual performance, position, current pay relative to the market, future anticipated contribution and the Company-wide merit increase budget. Assessment of individual performance follows a rigorous evaluation process, including self-evaluation and the establishment of annual goals for each executive officer and an assessment of the achievement thereof. Individual performance elements considered in this process included individual and Company performance goals and achievements in such areas as growth, innovation, leadership, earnings and customer relations for Mr. Ridge; governance and risk, compliance, forecasting and financial reporting for Mr. Rembolt; business unit performance, teamwork, execution and growth for Messrs. Brass and Noble;  and brand protection, corporate governance, legal services and risk management, and compliance for Mr. Clampitt.

BASE SALARY: FISCAL YEAR 2019

In October 2018, the Committee reviewed the market competitiveness of executive officer base salaries relative to peer group market data presented by the Committee’s compensation advisor. Based on its review of the peer group market data and the surveys of general industry company data, the Committee approved a 2.0% increase in the CEO’s base salary for fiscal year 2019 and increases in base salary ranging from 2.0% to 15.0% for the other NEOs.

PERFORMANCE INCENTIVE PROGRAM

The Company uses its Performance Incentive Program to tie executive officer compensation to the Company’s financial performance. All Company employees participate in the same Performance Incentive Program as described below. The Performance Incentive Program is offered to the executive officers pursuant to the WD-40 Company Performance Incentive Compensation Plan most recently approved by the stockholders at the Company’s 2017 Annual Meeting of Stockholders.

The Performance Incentive Program provides direct incentives to all Company employees, including executive officers, to affect regional financial performance and, for the Company as a whole, to promote sales at increasing levels of profitability. Specific performance measures tied to regional financial results are used in the Performance Incentive Program formulas as applied to each employee according to his or her particular area of responsibility.

For the NEOs, Incentive Compensation opportunity awards for fiscal year 2019 were based on pre-established goals for the following corporate performance measures: (i) the Company’s Adjusted EBITDA computed for each of the Company’s relevant financial reporting segments (“Regional EBITDA”); and (ii) Adjusted EBITDA computed on a consolidated basis (“Global EBITDA”). The calculations of attainment of these performance measures for the NEOs are substantially the same as the calculations for all other employees for whom such performance measures were applicable.

For purposes of computing the actual financial results to be measured against the goals established for the Regional EBITDA and Global EBITDA performance measures, the Company may exclude certain expenditures as approved by the Committee.  For fiscal year 2019, the Committee approved the exclusion of certain expenses in the amount of approximately $275,000 associated with the Company’s acquisition and renovation of a new office building for the Company’s U.K. subsidiary and certain incremental advertising and sales promotion expenses in the amount of approximately $1,143,000 incurred in order to increase the Company’s digital presence and to build brand awareness.

The Company’s Incentive Compensation Program, as applied to all of its employees, is designed with the intent to fund the Incentive Compensation payout to all employees, including the NEOs, from increased earnings over the prior fiscal year.  If the Company does not realize an increase in Global EBITDA over the prior year, it is possible that Mr. Brass and/or Mr. Noble will earn some Incentive Compensation because the performance measure for a portion of the Incentive Compensation opportunity payable to each of them is based on Regional EBITDA.

Depending upon actual performance results, the Incentive Compensation opportunities for fiscal year 2019 range from 0% up to 200% of base salary for Mr. Ridge, from 0% up to 100% of base salary for Messrs. Rembolt and Brass, from 0% up to 90% of base salary for Mr. Noble,  and from 0% up to 80% of base salary for Mr. Clampitt.

The maximum Incentive Compensation potential for employees under the Performance Incentive Program is referred to herein as the employee’s “Annual Opportunity.” For each of the NEOs, the Performance Incentive Program for fiscal year 2019 provided two performance measure levels (“Levels A and C”) for determination of earned Incentive Compensation; each level represented 50% of the Annual Opportunity. The Performance Incentive Program is consistently applied for all employees of the Company except that there are three performance measure levels (“Levels A, B and C”) for all employees other than the NEOs and certain other executive officers and management employees. The maximum Incentive Compensation payout for Messrs. Brass and Noble required achievement of specified segment goals for Regional EBITDA (Level A) and Company performance that equaled the maximum goal amount for Global EBITDA as described below (Level C). For Messrs. Ridge, Rembolt,  and Clampitt (each of whom has global rather than regional responsibilities), the maximum Incentive Compensation payouts required achievement of specified goals for Global EBITDA for each of Levels A and C.

Only two of the three performance measure goals are applied for the NEOs and certain other executive officers and management employees for purposes of calculating earned Incentive Compensation in order to provide an increased incentive to those employees to achieve the maximum level of Global EBITDA results for the benefit of stockholders.  Level B performance measure goals for other employees are more directed to achievement of goals tied to areas over which they have more direct influence. For such other employees, Level A represented 50% of the Annual Opportunity, Level B represented 30% of the Annual Opportunity and Level C represented 20% of the Annual Opportunity.

Target and maximum payout amounts for each of the NEOs for the fiscal year 2019 Performance Incentive Program are disclosed below in the table under the heading, Grants of Plan-Based Awards - Fiscal Year 2019.

The following table sets forth the fiscal year 2019 Performance Incentive Program payout weightings and the minimum and maximum goals for the performance measures applicable to each of the NEOs.  The minimum and maximum Level A goals for Regional and Global EBITDA were based on earnings before deduction of any Incentive Compensation amounts.  The minimum and maximum Level C goals for Global EBITDA were based on earnings after deduction of an estimate of the maximum possible Incentive Compensation amounts for Levels A and B, but before deduction of Incentive Compensation amounts for Level C.

Level	Performance Measure	Garry O. Ridge Jay W. Rembolt Richard T. Clampitt	Steven A. Brass	William B. Noble	Minimum Goal FY 2019 ($ thousands)	Maximum Goal FY 2019 ($ thousands)
A	Regional EBITDA (Americas)	N/A	50%	N/A	$ 56,062	$ 59,370
A	Regional EBITDA (EMEA)[1]	N/A	N/A	50%	$ 38,159	$ 41,406
A	Global EBITDA	50%	N/A	N/A	$ 85,280	$ 98,294
C	Global EBITDA	50%	50%	50%	$ 89,544	$ 96,466

[1]	EMEA figures have been converted from Great Britain pounds sterling (“GBP”) at an average annual exchange rate for fiscal year 2019 of $1.2859 per GBP.

The following table sets forth the actual fiscal year 2019 performance results and percentage achievement for each of the performance measures under the Performance Incentive Program formulas applicable to the NEOs. Actual earnings results for measurement against the Regional and Global EBITDA goals were adjusted to exclude (a) Incentive Compensation amounts consistent with the manner in which the minimum and maximum performance measure goals are determined as described with reference to the table above and (b) certain Company expenditures as approved by the Committee, as described above.

Level	Performance Measure	Actual FY 2019 ($ thousands)	% Achievement
A	Regional EBITDA (Americas)	$ 56,622	16.9%
A	Regional EBITDA (EMEA)[1]	$ 43,933	100.0%
A	Global EBITDA	$ 99,096	100.0%
C	Global EBITDA	$ 92,011	35.6%

[1]	EMEA figures have been converted from Great Britain pounds sterling (“GBP”) at an average annual exchange rate for fiscal year 2019 of $1.2859 per GBP.

Achievement of the maximum goals for Regional EBITDA and Global EBITDA is intended to be attainable through the concerted efforts of all management teams working in their own regions and areas of responsibility and for the Company as a whole.

Based on the Company’s fiscal year 2019 performance and the Committee’s certification of the relative attainment of each of the performance measures under the Performance Incentive Program, the payouts for our executive officers, including the NEOs, were calculated. On October 7, 2019, the Committee approved payment of the following Incentive Compensation amounts to the NEOs for fiscal year 2019 performance:

Executive Officer	Title	FY 2019 Annual Opportunity (As % of Base Salary)	FY 2019 Incentive Compensation Paid ($)	FY 2019 Actual Incentive Compensation (As % of Opportunity)
Garry O. Ridge	Chief Executive Officer	200%	$ 897,285	68%
Jay W. Rembolt	Vice President, Finance, Treasurer	100%	$ 217,275	68%
	and Chief Financial Officer
Steven A. Brass	President and Chief Operating Officer	100%	$ 95,272	26%
Richard T. Clampitt	Vice President, General Counsel	80%	$ 152,401	68%
	and Corporate Secretary
William B. Noble[1]	Managing Director, EMEA	90%	$ 185,020	68%

[1]	EMEA figures have been converted from Great Britain pounds sterling (“GBP”) at an average annual exchange rate for fiscal year 2019 of $1.2859 per GBP.

As an example of the operation of the Performance Incentive Program, Mr. Rembolt’s Incentive Compensation payout for fiscal year 2019 was computed as follows:

•	Incentive Compensation Annual Opportunity = 100% X Eligible Earnings ($320,357) = $320,357.
•	Level A (Global EBITDA) = 50% of Annual Opportunity = $160,178.

—  Level A Incentive Compensation = Level A Achievement (100%) X Level A Annual Opportunity = $160,178.

•	Level C (Global EBITDA) = 50% of Annual Opportunity = $160,178.

—  Level C Incentive Compensation = Level C Achievement (35.645%) X Level C Annual Opportunity = $57,097.

Mr. Rembolt’s aggregate Incentive Compensation payout was the sum of the payouts under Levels A and C of the Performance Incentive Program, or $217,275.

Equity Compensation

Equity compensation is a critical component of the Company’s efforts to attract and retain executives and key employees, encourage employee ownership in the Company, link pay with performance and align the interests of executive officers with those of stockholders. To provide appropriately directed incentives to our executive officers, the Committee has provided awards of time-vesting restricted stock unit (“RSU”) awards as well as performance-vesting market share unit (“MSU”) awards and deferred performance unit (“DPU”) awards. Equity awards for fiscal year 2019 were granted to the NEOs pursuant to the Company’s 2016 Stock Incentive Plan (the “Stock Incentive Plan”) approved by the stockholders at the 2016 Annual Meeting of Stockholders.

The Company’s MSU awards are tied to a measure of total stockholder return (“TSR”) that is determined by reference to a change in the value of the Company’s common stock with reinvestment of dividends. In October 2018, the Committee granted primary equity allocations of RSU and MSU awards for fiscal year 2019. The authorized awards were divided equally between the two types of awards for each NEO. MSU awards provide for vesting after a three year performance vesting period based on a comparison of the Company’s TSR against the Russell 2000 Index (the “Index”) as described in more detail below. In addition to the RSU and MSU awards, the NEOs also received DPU awards in October 2018. As compared to the retention and long-term performance-based attributes of the RSU and MSU awards, the DPU awards provide a near-term incentive reward for achieving Global EBITDA results for the fiscal year in excess of the amount of Global EBITDA required for maximum payout of Incentive Compensation under Level C of the Performance Incentive Program as described above.  DPU awards provide for vesting at the end of the fiscal year for which they are granted. All RSU, MSU and DPU awards are subject to terms and conditions set forth in an applicable award agreement (the “Award Agreement”).

The principal attributes and benefits of the RSU, MSU and DPU awards for executive officers are as follows:

•	RSU awards provide for vesting in relatively equal portions over a period of three years from the grant date, subject to earlier vesting upon the effective date of retirement under certain conditions.
•

MSU awards provide for performance-based vesting tied to the Company’s TSR over a performance measurement period of three fiscal years beginning with the fiscal year in which the awards are granted and ending on August 31st of the third year.

•

DPU awards provide for performance-based vesting tied to the Company’s Global EBITDA achievement for the fiscal year in which the awards are granted in excess of the maximum goal for Global EBITDA under Level C of the Company’s Performance Incentive Program.

•	RSU and MSU awards provide for the issuance of shares of the Company’s common stock upon vesting.
•

Vested DPU awards provide for the issuance of shares of the Company’s common stock only upon termination of employment.  Until issuance of the shares for vested DPU awards, the holders of the vested DPU awards are entitled to receive dividend equivalent payments with respect to their vested DPU awards, payable in cash as and when dividends are declared upon shares of the Company’s common stock.

•

A mix of RSU, MSU and DPU awards is appropriate as compared to RSU awards alone or other equity awards, such as stock options, for the following reasons: i) MSU awards granted annually provide a more direct performance-based incentive aligned directly with longer term stockholder interests; ii) RSU awards have a greater perceived value to recipients than stock options; iii) DPU awards offer a reward for exceeding the highest goal for near-term financial results for the Company; iv) RSU, MSU and DPU awards have a  less dilutive impact on a share count basis than stock options; and v) the issuance of shares of the Company’s common stock upon vesting of RSUs and MSUs, and the deferred issuance of shares following vesting of DPU awards encourages long-term stock ownership, promotes retention objectives and facilitates the achievement of the Company’s stock ownership guidelines (as described below in the Other Compensation Policies section, under the heading, Executive Officer Stock Ownership Guidelines).

The Board recognizes the potentially dilutive impact of equity awards. The Company’s equity award practices are designed to balance the impact of dilution and the Company’s need to remain competitive by recruiting, retaining and providing incentives for high-performing employees.

Restricted Stock Unit Awards

RSU awards provide for the issuance of shares of the Company’s common stock to the award recipient upon vesting provided that the recipient remains employed with the Company through each vesting date except as noted below with respect to vesting upon retirement. Shares of the Company’s common stock equal to the portion of the RSU award that has vested are issued promptly upon the vesting date. RSU awards provide for vesting over a period of three years from the grant date. 34% of the RSU award will vest on the first vesting date and 33% of the RSU award will vest on each of the second and third vesting dates. The vesting date each year is the third business day following the Company’s public release of its annual earnings for the preceding fiscal year, but not later than November 15 of the vesting year.

RSU Award Agreements provide that, for RSU award recipients who retire from the Company after reaching age 65, or for RSU award recipients who retire from the Company after reaching age 55 and have been employed by the Company for at least 10 years, all RSUs will be vested upon the effective date of retirement and shares will be issued within 30 days after the effective date of retirement, except for executive officers whose RSU shares will be issued 6 months after the effective date of retirement.

Payment of required withholding taxes due with respect to the vesting of the RSU awards, if any, will be covered through withholding of shares by the Company. The Company will issue a net number of shares to the recipient for a vested RSU award after withholding shares having a value as of the vesting date, or as of the date of issuance in the case of the issuance of RSU shares following retirement, equal to the required tax withholding obligation.

Market Share Unit Awards

MSU awards provide for performance-based vesting over a performance measurement period of three fiscal years commencing with the fiscal year in which the MSU awards are granted (the “Measurement Period”). Except as noted below with respect to vesting upon retirement, the recipient must remain employed with the Company for vesting purposes until the date on which the Committee certifies achievement of the requisite performance provided for in the MSU Award Agreement. A number of shares of the Company’s common stock equal to an “Applicable Percentage” of the “Target Number” of shares covered by the MSU awards to the NEOs will be issued as of the “Settlement Date.” The Applicable Percentage is determined by reference to the performance vesting provisions of the MSU Award Agreements as described below. The Settlement Date for an MSU award is the third business day following the Company’s public release of its annual earnings for the third fiscal year of the Measurement Period.

MSU Award Agreements provide for monthly pro-rata vesting of MSUs as of the end of the Measurement Period in the event of the earlier termination of the award recipient’s employment due to death, disability, or retirement after reaching age 65, or retirement after reaching age 55 with at least 10 years of employment with the Company. For purposes of calculating the number of MSUs vested and the corresponding number of shares to be issued as of the Settlement Date, the Target Number of shares covered by the MSU awards will be adjusted according to the pro-rata portion of the Measurement Period that has elapsed as of the effective date of termination of employment. The Committee may also exercise its discretion to provide for monthly pro-rata vesting of MSUs awarded to a recipient who resigns or is terminated by the Company for reasons other than good cause.

Payment of required withholding taxes due with respect to the settlement of an MSU award, if any, will be covered through withholding of shares by the Company. The Company will issue a net number of shares to the recipient for a vested MSU award after withholding shares having a value as of the Settlement Date equal to the required tax withholding obligation.

The performance vesting provisions of MSU awards are based on relative TSR for the Company over the Measurement Period as compared to the total return (“Return”) for the Index as reported for total return (with dividends reinvested), as published by Russell Investments. For purposes of computing the relative TSR for the Company as compared to the Return for the Index, dividends paid with respect to the Shares will be treated as having been reinvested as of the ex-dividend date for each declared dividend.

The Applicable Percentage of the Target Number of shares will be determined for each of the NEOs based on the absolute percentage point difference between the TSR for the Company as compared to the Return for the Index (the “Relative TSR”) as set forth in the table below:

Relative TSR
(absolute percentage point difference)	Applicable Percentage
> 20%	200%*
20%	200%*
15%	175%*
10%	150%
5%	125%
Equal	100%
-5%	75%
-10%	50%
>-10%	0%

*  The MSU award granted to Mr. Brass in fiscal year 2017 provides for a maximum Applicable Percentage of the Target Number of shares of 150% if the Relative TSR is 10% or greater. Otherwise, the Applicable Percentage for the MSU awards granted to Mr. Brass will be calculated in the same manner as for the other NEOs.

The Applicable Percentage will be determined on a straight line sliding scale from the minimum 50% Applicable Percentage achievement level to the maximum 200% Applicable Percentage achievement level (150% for Mr. Brass for the MSU award granted in fiscal year 2017). For purposes of determining the TSR for the Company and the Return for the Index, the beginning and ending values for each measure will be determined on an average basis over a period of all market trading days within the ninety (90) calendar days prior to the beginning of the fiscal year for the beginning of the Measurement Period and over a period of all market trading days within the ninety (90) calendar days prior to the end of the third fiscal year of the Measurement Period. For purposes of determining relative achievement, actual results are to be rounded to the nearest tenth of one percent and rounded up from the midpoint. The number of MSU Shares to be issued on the Settlement Date is to be rounded to the nearest whole share and rounded upward from the midpoint.

In the event of a Change in Control (as defined in the Stock Incentive Plan), the Measurement Period will end as of the effective date of the Change in Control and the ending values for calculating the TSR for the Company and the Return for the Index will be determined based on the closing price of the Company’s common stock and the value of the Index, respectively, immediately prior to the effective date of the Change in Control. The Applicable Percentage will be applied to a proportionate amount of the Target Number of MSUs based on the portion of the Measurement Period elapsed as of the effective date of the Change in Control. The recipient NEO will receive RSUs for the portion of the Target Number of MSUs to which the Applicable Percentage is not applied. Those RSUs will time vest, subject to rights under the NEO’s Change of Control Severance Agreement, as of the Settlement Date.

Deferred Performance Unit Awards

DPU awards provide for performance-based vesting over a performance measurement period of the fiscal year in which the DPU awards are granted (the “Measurement Year”). The DPU awards provide for vesting of a number of DPUs equal to an “Applicable Percentage” of the “Maximum Number” of DPUs awarded to the NEOs following conclusion of the Measurement Year (“Vested DPUs”). Except as noted below with respect to vesting upon retirement, the recipient must remain employed with the Company for vesting purposes until August 31 of the Measurement Year. Except as noted below as to non-residents of the United States, the Vested DPUs must be held until termination of employment. Following termination of employment, each Vested DPU will be settled by issuance of one share of the Company’s common stock (a “DPU Share”). The Maximum Number of DPUs refers to the maximum number of DPU Shares that may be issued with respect to a DPU award upon full achievement of the applicable performance goal as described below. The Applicable Percentage is determined by reference to the performance vesting provisions of the DPU Award Agreement as described below. For NEOs who are not residents of the United States, the Compensation Committee has discretion to either defer settlement of each Vested DPU by issuance of a DPU Share following termination of employment or settle each Vested DPU in cash by immediate payment of an amount equal to the closing price of one share of the Company’s common stock as of the date of the Compensation Committee’s certification of achievement of the performance measure applied in determination of the Applicable Percentage.

Each Vested DPU that is not settled in cash will include the right to receive a dividend equivalent payment in an amount equal to the dividends declared with respect to the Company’s common stock for each Vested DPU. Such dividend equivalent payments are to be paid in cash as ordinary compensation income as and when common stock dividends are paid by the Company, provided, however, that the Company may elect to accumulate such dividend equivalent payments for later payment not less often than annually.

DPU Award Agreements provide for monthly pro-rata vesting of DPUs as of the end of the Measurement Year in the event of the earlier termination of the award recipient’s employment due to death, disability, or retirement after reaching age 65, or retirement after reaching age 55 with at least 10 years of employment with the Company. For purposes of calculating the number of Vested DPUs earned, the Maximum Number of shares covered by the DPU awards will be adjusted according to the pro-rata portion of the Measurement Year that has elapsed as of the effective date of termination of employment.

Vested DPUs not otherwise settled in cash will be settled by issuance of the DPU Shares as of 6 months following termination of employment (the “Settlement Date”). Payment of required withholding taxes due with respect to the settlement of a Vested DPU award, if any, will be covered through withholding of shares by the Company. The Company will issue a net number of shares to the recipient for a Vested DPU award after withholding shares having a value as of the Settlement Date equal to the required tax withholding obligation.

The performance vesting provisions of the DPUs are based on relative achievement within an established performance measure range of the Company’s EBITDA (before deduction of the stock-based compensation expense for the Vested DPUs and excluding other non-operating income and expense amounts (“Adjusted Global EBITDA”) for the Measurement Year.

For fiscal year 2019, the performance vesting provisions for the DPUs were established as set forth in the table below:

Adjusted Global EBITDA[1]	Applicable Percentage
> $96,908,000	100%
$96,908,000	100%
$92,343,000	5%
< $92,343,000	0%
$92,102,000*	0%
* Implied zero percentage achievement level.

[1]	The calculation of Adjusted Global EBITDA for purposes of the performance vesting provisions of the DPUs accounts for full payment of all Incentive Compensation earned for the fiscal year.

The Applicable Percentage will be determined on a straight line sliding scale from the implied zero percentage achievement level to the maximum 100% Applicable Percentage achievement level, but the Applicable Percentage shall not be less than 5%. For purposes of determining the Applicable Percentage, the calculated percentage is to be rounded to the nearest tenth of one percent and rounded upward from the midpoint. The number of Vested DPUs is to be rounded to the nearest whole unit and rounded upward from the midpoint.

Equity Awards – Fiscal Year 2019

For fiscal year 2019, equity awards to our executive officers were granted to satisfy goals for executive officer retention, to provide incentives for current and future performance, and to meet objectives for overall levels of compensation and pay mix. RSU, MSU and DPU awards were granted to the NEOs by the Committee in October 2018. All of the equity awards are set forth below in the table under the heading, Grants of Plan-Based Awards - Fiscal Year 2019. In establishing award levels for the NEOs for fiscal year 2019, the Committee placed emphasis on long-term retention goals and desired incentives for current and future contributions. The RSU and MSU awards to our CEO were, consistent with past practice, larger than the awards to the other NEOs in recognition of his higher level of responsibility for overall Company performance and based upon market data that supports a higher level of equity compensation for our CEO. The specific RSU award amounts and Target Number of shares covered by MSU awards were determined for each NEO based on an assessment of the NEO’s achievement of individual performance goals as well as Company performance for fiscal year 2018 in areas over which the NEO had particular influence. The DPU award amounts were established by reference to each NEO’s Incentive Compensation opportunity amount based on fiscal year 2018 base salary amounts and fiscal year 2019 maximum percentage opportunity for Incentive Compensation – the share equivalent value of the DPUs awarded to each NEO as of the date of grant equals 50% of the NEO’s maximum Incentive Compensation opportunity amount.

Market Share Unit Award Vesting for Three Fiscal Year Performance Achievement

On October 7,  2019, the Committee certified achievement of the performance measure applicable to MSU awards granted to the NEOs in October 2016. The Committee certified the Company’s relative TSR as compared to the Return for the Index for the performance Measurement Period ended August 31, 2019 for purposes of calculating the vested number of shares of the Company’s common stock for those MSU awards.  The relative TSR as compared to the Return for the Index (as an absolute percentage point difference) over the three fiscal year Measurement Period ending August 31, 2019 was 22.4%. As a result, based on the table above in the description of the MSU awards, the Applicable Percentage of the Target Number of shares underlying the MSU awards granted in October 2016 was 200% for each of the NEOs other than Mr. Brass, and 150% for Mr. Brass.

The following table sets forth the Target Number and vested number of shares underlying the MSU awards granted to each NEO in October 2016:

Executive Officer	Target Number	Vested Shares
Garry O. Ridge	4,250	8,500
Jay W. Rembolt	782	1,564
Steven A. Brass	783	1,175
Richard T. Clampitt	671	1,342
William B. Noble	492	984

Deferred Performance Unit Award Vesting for Fiscal Year 2019 Performance Achievement

DPU awards granted to the NEOs for fiscal year 2019 lapsed without value to the NEOs. Vesting of the DPUs would have required a level of Adjusted Global EBITDA equal to or greater than $92,343,000  (the minimum Adjusted Global EBITDA goal for DPU vesting as set forth in the table on the preceding page). Since the actual Adjusted Global EBITDA for fiscal year 2019 was less than $92,343,000,  the DPUs did not vest and they have lapsed.

BENEFITS AND PERQUISITES

As is the case with most Company employees, the NEOs are provided with standard health and welfare benefits, and, for the NEOs other than Mr. Noble, the opportunity to participate in the WD-40 Company Profit Sharing/401(k) Plan (the “Plan”). The Plan serves to provide our executive officers, including the eligible NEOs, with tax-advantaged retirement savings as an additional component of overall compensation. Employees have the right to invest the Company’s contributions to the Plan in shares of the Company’s common stock as an alternative to other investment choices available under the Plan. For Mr. Noble, the Company provides compensation in lieu of contributions to a local retirement program for which he is eligible due to unfavorable taxation applicable to such contributions.

The Company maintains individual Supplemental Death Benefit Plan agreements for both Mr. Ridge and Mr. Rembolt. The Company’s Supplemental Death Benefit Plan agreement obligations are funded by life insurance policies owned by the Company.

The Company also provides leased vehicles to its executive officers and private health insurance for Mr. Noble in excess of coverage available to other Company employees in the United Kingdom. The costs associated with the perquisites and other personal benefits provided to the NEOs are included in the Summary Compensation Table below and they are separately identified for fiscal year 2019 in the footnote disclosure of such perquisites and other personal benefits included with the Summary Compensation Table.

The Committee considers the cost of the foregoing health and welfare benefits and perquisites in connection with its approval of the total compensation for each of our NEOs. All such costs are considered appropriate in support of the Committee’s objective of attracting and retaining high quality executive officers because they are common forms of compensation for senior executives and are expected by such executives when they consider competing compensation packages.

POST-EMPLOYMENT OBLIGATIONS

The Company has change of control severance agreements with each of the NEOs. The specific terms of the agreements are described in detail below under the heading, Change of Control Severance Agreements. In establishing the terms and conditions for the change of control severance agreements consideration was given to possible inclusion of severance compensation to be paid to the executive officers in the event of their termination of employment without cause (or for good reason) without regard to the existence of a change of control of the Company. No such provisions were included and severance compensation is payable only following a termination of employment without “cause” or for “good reason” within two years following a “change of control” of the Company (as the quoted terms are defined in the severance agreements).

The Committee believes that the change of control severance agreements help ensure the best interests of stockholders by fostering continuous employment of key management personnel. As is the case in many public companies, the possibility of an unsolicited change of control exists. The uncertainty among management that can arise from a possible change of control can result in the untimely departure or distraction of key executive officers. Reasonable change of control severance agreements reinforce continued attention and dedication of executive officers to their assigned duties and support the Committee’s objective of retaining high quality executives.

OVERALL REASONABLENESS OF COMPENSATION

The Committee believes that the Company is achieving its compensation objectives and, in particular, rewards executive officers for driving operational success and stockholder value creation. Based on reviews of tally sheets and a “pay-for-performance” analysis by the Committee, and in light of the Company’s compensation objectives, the Committee and the Board of Directors believe that the pay mix and target pay position relative to market for each of the NEOs are reasonable and appropriate. The “pay-for-performance” analysis includes a review of the individual components of executive officer compensation that are tied to Company performance, as measured by identified financial performance metrics as well as the price of the Company’s common stock. In particular, the Committee reviews executive officer Incentive Compensation to determine whether it appropriately rewards achievement of specific financial performance goals and does not otherwise provide rewards in the absence of reasonable measures of individual and Company success. Similarly, with respect to equity awards, the Committee considers the effectiveness of such awards in providing a reasonable incentive to the executive officers to increase profits (as measured by Regional and Global EBITDA) and total stockholder return without inappropriately rewarding the executive officers if performance targets are not achieved over the long term.

The following table sets forth the total compensation for each of our NEOs (based on cash compensation received as base salary and earned Incentive Compensation, plus the value of equity awards (other than the DPUs) at their date of grant per share values) for fiscal year 2019, together with the relative market percentile for each NEO:

Executive Officer	Base Salary	Annual Earned Incentive Compensation	Value of Stock Awards[1]	Total Compensation	Present Value of Total Compensation Received as a Percentage of Market Median
Garry O. Ridge	$ 662,000	$ 897,285	$ 1,299,727	$ 2,859,012	93%
Jay W. Rembolt	$ 320,599	$ 217,275	$ 274,980	$ 812,854	94%
Steven A. Brass	$ 365,937	$ 95,272	$ 199,808	$ 661,017	40%
Richard T. Clampitt	$ 281,094	$ 152,401	$ 149,693	$ 583,188	77%
William B. Noble[2]	$ 303,112	$ 185,020	$ 149,693	$ 637,825	93%

[1]

For purposes of comparing total compensation for fiscal year 2019 to market median compensation levels for each NEO, the Committee included the Value of Stock Awards (RSUs and MSUs) based on the closing price of the Company’s common stock on the grant date for those awards.  The October 8, 2018 grant date closing price was $162.71.  MSUs are valued based on the target number of shares of the Company’s common stock to be issued upon achievement of the applicable performance measure. Information concerning all of the Stock Awards (including DPUs) for fiscal year 2019 is set forth below in the table under the heading, Grants of Plan-Based Awards - Fiscal Year 2019.

[2]	Mr. Noble’s salary and Incentive Compensation amounts have been converted from Great Britain pounds sterling (“GBP”) at an average annual exchange rate for fiscal year 2019 of $1.2859 per GBP.

For fiscal year 2019, total compensation for our NEOs was assessed by the Committee’s compensation consulting firm as part of the process for executive compensation decision-making for fiscal year 2020. As noted in the table above, total compensation for the NEOs ranged from 40%  to 94%  of the market median compensation level for each position as determined by the Committee’s compensation consulting firm. The levels of compensation are considered by the Committee to be in line with target compensation levels for the NEOs in a year in which the Company’s  EMEA, Asia-Pacific and global performance was strong. These market position comparisons are based on an analysis from the Committee’s compensation consultant which incorporates updated peer group proxy analysis and general industry survey data for current NEO roles.

OTHER COMPENSATION POLICIES

EXCHANGE ACT RULE 10b5-1 TRADING PLANS AND INSIDER TRADING GUIDELINES

The Company maintains insider trading guidelines, including transaction pre-approval requirements, applicable to our officers and directors required to report changes in beneficial ownership under Section 16 of the Exchange Act as well as certain other employees who have significant management or financial reporting responsibilities and can be expected to have access to material non-public information concerning the Company. These insider trading guidelines also require pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act. To avoid the potential for abuse, the Company’s policy with respect to such trading plans is that, once adopted, trading plans are not subject to change or cancellation. Any such change or cancellation of an approved trading plan by an executive officer, director or employee covered by the Company’s insider trading guidelines in violation of the policy will result in the Company’s refusal to approve future trading plan requests for that person.

EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES

The Board of Directors has approved guidelines for executive officer ownership of the Company’s common stock. The guidelines specify that each executive officer will be expected to attain, within a period of five years from the later of the date of election of the executive officer or the date of adoption of the guidelines, and to maintain thereafter, equity ownership in the Company valued at not less than one times his or her current base salary for executive officers other than our CEO and CFO, two times the current base salary for our CFO, and five times the current base salary for our CEO. Valuation for purposes of the guidelines is to be determined at the higher of cost or current fair market value for shares of the Company’s common stock held outright and shares underlying vested RSUs, MSUs and DPUs then held.

The Board of Directors believes that the stock ownership guidelines serve to improve alignment of the interests of our executive officers and the Company’s stockholders. At the present time, all of the NEOs have exceeded the expected level of stock ownership.

As noted above under the heading Equity Compensation, the NEOs receive both time-vesting RSU awards and performance-based vesting MSU and DPU awards. As the RSU and MSU awards vest, shares of the Company’s common stock are issued to the NEOs and these shares may then be sold or retained, subject to the stock ownership guidelines described above. Vested DPU awards provide for deferred issuance of shares to the NEOs upon termination of employment.  Outstanding unvested RSU and MSU awards held as of August 31, 2019 by the NEOs are set forth in the table below under the heading, Outstanding Equity Awards at 2019 Fiscal Year End. All of the NEOs hold Vested DPUs and Mr. Ridge and Mr. Noble hold vested RSU awards that must be retained until termination of employment as noted above in the footnotes to the tables under the heading, Security Ownership of Directors and Executive Officers.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) limits the deductibility of compensation payable in any tax year to certain covered executive officers. Section 162(m) of the Code generally provides that a company covered by the statute cannot deduct compensation paid to its most highly paid executive officers to the extent that such compensation exceeds $1 million per officer per taxable year. Under the law prior to the passage of the legislation known as the Tax Cuts and Jobs Act (the “Act”) compensation that is “performance-based” within the meaning of the Code did not count toward the $1 million limit. The performance-based compensation exception to the deductibility limit was repealed by the Act.  However, under a transition rule provided for in the Act, the value of vested shares under MSU awards granted prior to November 2, 2017 is still expected to qualify for deductibility under the performance-based compensation exception.

While the Compensation Committee will always seek to maximize the deductibility of compensation paid to the Company’s executive officers, the Committee provides total compensation to the executive officers in line with competitive practice, the Company’s compensation philosophy, and the interests of stockholders. Therefore, the Company presently pays some compensation to its executive officers that may not be deductible under Section 162(m) and it is anticipated that the Company will continue to do so.

ACCOUNTING CONSIDERATIONS

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including restricted stock awards and performance-based awards, based on the grant date fair value of these awards.  Depending upon the type of performance conditions applicable to performance-based awards, ASC Topic 718 may require the recording of compensation expense over the service period for the award (usually, the vesting period) based on the grant date value (such as for our MSUs) or compensation expense may be recorded based on the expected probability of vesting over the vesting period, subject to adjustment as such probability may vary from period to period (such as for our DPUs). This calculation is performed for accounting purposes and amounts reported in the compensation tables below are based on the compensation expense expected to be recorded over the vesting periods for the awards, determined as of the grant date for the awards.  In the case of our MSUs, the grant date values fix the compensation expense to be recorded over the vesting period.  These amounts are reported in the tables below even though our executive officers may realize more or less value from their MSU awards depending upon the actual level of achievement of the applicable performance measure. In the case of our DPUs, no value is included in the Summary Compensation Table or in the table under the heading, Grants of Plan-Based Awards – Fiscal Year 2019, because ASC Topic 718 requires that we assess the probability of vesting of the DPUs as of the grant date. As of the grant date, we did not consider it probable that the DPUs would become vested even though it was possible that our executive officers would receive Vested DPUs as of the end of the fiscal year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of WD-40 Company’s Board of Directors has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this Proxy Statement and the Company’s annual report on Form 10-K for the year ended August 31, 2019, and, based upon that review and discussion, recommended to the board that it be so included.

Compensation Committee

Gregory A. Sandfort (Chair)

Melissa Claassen

Linda A. Lang (retiring director)

David B. Pendarvis

Neal E. Schmale

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, except as described below, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company’s equity securities during the last fiscal year.

On August 6, 2019, Patricia Q. Olsem filed a report on Form 3 to report her stock ownership as of June 18, 2019, the date Ms. Olsem was designated as an executive officer.

EXECUTIVE COMPENSATION

None of our executive officers has an employment agreement or other arrangement, whether written or unwritten, providing for a term of employment or compensation for services rendered other than under specific plans or programs described herein.

For fiscal year 2019, our executive officers received a base salary amount. Base salary amounts for the NEOs were established by the Compensation Committee of the Board of Directors at the beginning of the fiscal year. In addition, each employee of the Company, including each executive officer, may receive Incentive Compensation under a Performance Incentive Program established at the beginning of the fiscal year by the Company and, for our executive officers, by the Committee. A complete description of the Performance Incentive Program is provided in the Compensation Discussion and Analysis section of this Proxy Statement under the heading, Performance Incentive Program. Information regarding the target and maximum potential Incentive Compensation payable under the Performance Incentive Program for fiscal year 2019 is provided below in the table under the heading, Grants of Plan-Based Awards - Fiscal Year 2019. The actual payouts under the Performance Incentive Program for fiscal year 2019 and further details regarding the program are provided in the Compensation Discussion and Analysis section of this Proxy Statement.  Our executive officers also received equity compensation in the form of RSUs, MSUs and DPUs, and other compensation benefits for services rendered in fiscal year 2019 as more fully described and reported in the Compensation Discussion and Analysis section of this Proxy Statement and in the compensation tables below. As a relative share of reported total compensation for fiscal year 2019, annual salary and earned Incentive Compensation was 51% of total compensation for our CEO and from 58% to 67% of total compensation for the other NEOs.

SUMMARY COMPENSATION TABLE

The following table shows information for the three fiscal years ended August 31, 2019,  August 31, 2018, and August 31, 2017, concerning the compensation of our CEO, our CFO and the three most highly compensated executive officers other than the CEO and CFO as of the end of fiscal year 2019 (collectively, the “Named Executive Officers” or “NEOs”):

Name and Principal Position	Year	Salary	Stock Awards[1]	Non-Equity Incentive Plan Compensation[2]	All Other Compensation[3]	Total
Garry O. Ridge	2019	$ 662,000	$ 1,405,209	$ 897,285	$ 115,347	$ 3,079,841
Chief Executive Officer	2018	648,840	975,657	698,111	107,384	2,429,992
	2017	642,416	894,031	710,091	105,791	2,352,329

Jay W. Rembolt	2019	$ 320,599	$ 297,297	$ 217,275	$ 98,645	$ 933,816
Vice President, Finance,	2018	314,313	175,592	198,874	91,064	779,843
Treasurer and Chief Financial Officer	2017	308,664	164,502	227,454	88,153	788,773

Steven A. Brass	2019	$ 365,937	$ 216,024	$ 95,272	$ 92,651	$ 769,884
President and Chief Operating Officer	2018	312,476	190,114	197,365	85,181	785,136
	2017	291,000	146,342	66,816	68,684	572,842

Richard T. Clampitt	2019	$ 281,094	$ 161,842	$ 152,401	$ 83,058	$ 678,395
Vice President, General Counsel	2018	275,582	146,327	139,060	75,632	636,601
and Corporate Secretary	2017	245,854	141,152	144,725	64,270	596,001

William B. Noble[4]	2019	$ 303,112	$ 161,842	$ 185,020	$ 80,786	$ 730,760
Managing Director, EMEA	2018	311,405	112,000	37,310	98,392	559,107
	2017	282,560	103,497	166,574	97,096	649,727

[1]

Stock Awards other than DPUs for fiscal years 2019, 2018,  and 2017 are reported at their grant date fair values. Grant date fair value assumptions and related information is set forth in Note 14, Stock-based Compensation, to the Company’s financial statements included in the Company’s annual report on Form 10-K filed on October 22, 2019. Stock Awards consisting of MSUs awarded in fiscal years 2019, 2018,  and 2017 are included based on the value of 100% of the target number of shares of the Company’s common stock to be issued upon achievement of the applicable performance measure. Stock Awards consisting of DPUs awarded in fiscal years 2019, 2018,  and 2017 are reported as having no value under applicable disclosure rules and ASC Topic 718 due to the lack of any expected probability of vesting of the DPUs as of the grant date, as discussed above in the Compensation Discussion and Analysis section under the heading, Accounting Considerations. For achievement of the highest level of the applicable performance measure for the MSUs, the NEOs, other than Mr. Brass for awards granted in fiscal year 2017, will receive 200% of the target number of shares. For achievement of the highest level of the applicable performance measure for the MSUs awarded to Mr. Brass for fiscal year 2017, he will receive 150% of the target number of shares. For achievement of the highest level of the applicable performance measure for the DPUs, NEOs would receive Vested DPUs covering the maximum number of shares reported for purposes of the table under the heading, Grants of Plan-Based Awards – Fiscal Year 2019 and as described above in the Compensation Discussion and Analysis section under the heading, Equity Compensation.

SUMMARY COMPENSATION TABLE (footnote 1 continued)

The following table sets forth the amounts that would have been included for the Stock Awards for fiscal years 2019, 2018,  and 2017 for each of the NEOs if the grant date fair values for the MSUs had been based on the maximum number of shares to be received and if the value of the DPUs were included at their grant date fair values based on the maximum number of shares covered by the DPUs:

Executive Officer	Year	RSUs	MSUs (Maximum)	DPUs (Maximum)	Total Stock Awards
Garry O. Ridge	2019	$630,133	$1,550,151	$639,395	$2,819,679
	2018	480,424	990,467	535,878	2,006,769
	2017	460,913	866,235	476,883	1,804,031

Jay W. Rembolt	2019	$133,316	$327,961	$154,757	$616,034
	2018	86,463	178,257	151,369	416,089
	2017	84,808	159,387	152,766	396,961

Steven A. Brass	2019	$96,871	$238,306	$153,955	$489,132
	2018	93,614	193,000	142,739	429,353
	2017	84,321	93,072	143,038	320,431

Richard T. Clampitt	2019	$72,574	$178,535	$108,570	$359,679
	2018	72,053	148,548	96,487	317,088
	2017	72,770	136,763	92,700	302,233

William B. Noble	2019	$72,574	$178,535	$138,079	$389,188
	2018	55,150	113,700	124,703	293,553
	2017	53,357	100,279	127,877	281,513

[2]

Amounts reported as Non-Equity Incentive Plan Compensation represent Incentive Compensation payouts under the Company’s Performance Incentive Program as described in the narrative preceding the Summary Compensation Table and in the Compensation Discussion and Analysis section of this Proxy Statement. Threshold, target and maximum payouts for each of the NEOs for fiscal year 2019 are set forth below in the table under the heading, Grants of Plan-Based Awards - Fiscal Year 2019.

[3]

All Other Compensation for each of the NEOs includes the following items: (i) perquisites and benefits described below; (ii) employer profit sharing and matching contributions to the Company’s 401(k) Profit Sharing Plan for each NEO other than Mr. Noble, and a U.K. employer retirement benefit contribution for Mr. Noble in fiscal years 2017 and 2018 (“Retirement Benefits”); (iii) dividend equivalent amounts paid to Messrs. Ridge and Noble with respect to RSUs held by each of them that are vested and that will not be settled in shares until termination of employment and dividend equivalent amounts paid to each of the NEOs with respect to Vested DPUs that will not be settled in shares until termination of employment (“Dividend Equivalents”); (iv) the value of supplemental life insurance benefits received by Messrs. Ridge and Rembolt described below under the heading, Supplemental Death Benefit Plans and Supplemental Insurance Benefits (“Death Benefits”); and (v) a taxable payment made to Mr. Noble in lieu of a retirement plan contribution under the U.K. retirement benefit program that would, if contributed to the retirement plan, result in adverse tax consequences to Mr. Noble (“In Lieu Benefit”). Perquisites and benefits received by each of the NEOs include group life, medical, dental, vision, wellness and other insurance benefits (“Welfare Benefits”) and vehicle allowance costs which include lease or depreciation expense, fuel, maintenance and insurance costs for each NEO other than Mr. Noble, and a cash allowance and fuel for Mr. Noble (“Vehicle Allowance”).

The following table sets forth the separate amounts included in All Other Compensation for fiscal year 2019 for each of the NEOs:

Executive Officer	Retirement Benefits	Dividend Equivalents	Death Benefits	In Lieu Benefit	Welfare Benefits	Vehicle Allowance	Total All Other Compensation
Garry O. Ridge	$ 46,389	$ 16,237	$ 5,270	$ -	$ 32,799	$ 14,653	$ 115,347
Jay W. Rembolt	$ 46,389	$ 735	$ 5,425	$ -	$ 31,100	$ 14,998	$ 98,645
Steven A. Brass	$ 46,389	$ 256	$ -	$ -	$ 31,284	$ 14,721	$ 92,651
Richard T. Clampitt	$ 46,389	$ 424	$ -	$ -	$ 19,236	$ 17,008	$ 83,058
William B. Noble	$ -	$ 10,075	$ -	$ 45,951	$ 8,099	$ 16,661	$ 80,786

[4]

Mr. Noble’s Salary, Non-Equity Incentive Plan Compensation and All Other Compensation for each fiscal year have been converted from Great Britain pounds sterling (“GBP”) at average annual exchange rates for the year as follows: for fiscal year 2019 at $1.2859 per GBP, for fiscal year 2018 at $1.3475 per GBP, and for fiscal year 2017 at $1.2678 per GBP.

GRANTS OF PLAN-BASED AWARDS -  FISCAL YEAR 2019

In December 2016, the Company’s stockholders approved the WD-40 Company 2016 Stock Incentive Plan to authorize the issuance of stock-based compensation awards to employees, directors and consultants. In addition to base salary and the Performance Incentive Compensation, for fiscal year 2019 the executive officers were granted RSU,  MSU and DPU awards under the Company’ 2016 Stock Incentive Plan. Descriptions of the RSU, MSU and DPU awards are provided above in the Compensation Discussion and Analysis section under the heading, Equity Compensation.

Information concerning the grant of RSU, MSU and DPU awards to the NEOs is provided in the following Grants of Plan-Based Awards table. The table also contains information with respect to Performance Incentive Program opportunity awards for fiscal year 2019 as described above in the Compensation Discussion and Analysis section under the heading, Performance Incentive Program. The table provides threshold, target and maximum payout information relating to the Company’s fiscal year 2019 Performance Incentive Program.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	Grant Date Fair Value of Stock and Options Awards[4] ($)
Garry O. Ridge	10/8/2018	$ 1	$ 662,000	$ 1,324,000
	10/8/2018 (MSU)				1,997	3,994	7,988		$ 775,076
	10/8/2018 (RSU)							3,994	$ 630,133
	10/8/2018 (DPU)				199		3,987		$ -

Jay W. Rembolt	10/8/2018	$ 1	$ 160,300	$ 320,599
	10/8/2018 (MSU)				422	845	1,690		$ 163,981
	10/8/2018 (RSU)							845	$ 133,316
	10/8/2018 (DPU)				48		965		$ -

Steven A. Brass	10/8/2018	$ 1	$ 179,674	$ 359,347
	10/8/2018 (MSU)				307	614	1,228		$ 119,153
	10/8/2018 (RSU)							614	$ 96,871
	10/8/2018 (DPU)				48		960		$ -

Richard T. Clampitt	10/8/2018	$ 1	$ 112,438	$ 224,875
	10/8/2018 (MSU)				230	460	920		$ 89,268
	10/8/2018 (RSU)							460	$ 72,574
	10/8/2018 (DPU)				33		677		$ -

William B. Noble[5]	10/8/2018	$ 1	$ 136,401	$ 272,801
	10/8/2018 (MSU)				230	460	920		$ 89,268
	10/8/2018 (RSU)							460	$ 72,574
	10/8/2018 (DPU)				43		861		$ -

[1]

The Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent Threshold, Target and Maximum payouts under the WD-40 Company Performance Incentive Compensation Plan for Incentive Compensation payable for fiscal year 2019 performance. The Target amount represents fifty percent of the Maximum payout for each NEO. The Maximum amount represents the Incentive Compensation opportunity for each NEO that assumes full achievement of the performance measures for Level  A of the Performance Incentive Program (as more fully discussed above in the Compensation Discussion and Analysis section under the heading, Performance Incentive Program) and attainment by the Company of a level of Global EBITDA sufficient to maximize such payouts under Level C of the Performance Incentive Program.

[2]

The Estimated Future Payouts Under Equity Incentive Plan Awards represent the Threshold, Target and Maximum number of shares to be issued upon performance vesting of MSU and DPU awards as described in the Compensation Discussion and Analysis section under the heading, Equity Compensation. There is no applicable Target number of shares for DPU awards to be earned by the NEOs.

[3]	All Other Stock Awards represent RSUs described in the Compensation Discussion and Analysis section under the heading, Equity Compensation.
[4]	Information relating to the amounts disclosed as the Grant Date Fair Value of Stock Awards is included in footnote 1 to the Summary Compensation Table above.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR END

The following table provides detailed information concerning the RSU and MSU awards that were not vested as of the end of the last fiscal year for each of the NEOs:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
Garry O. Ridge	8,322	$ 1,517,101	25,356	$ 4,622,399
Jay W. Rembolt	1,629	$ 296,967	4,850	$ 884,155
Steven A. Brass	1,442	$ 262,877	4,131	$ 753,081
Richard T. Clampitt	1,119	$ 203,994	3,592	$ 654,822
William B. Noble	956	$ 174,279	2,922	$ 532,681

[1]	Represents RSU awards to the NEOs that were not vested as of the fiscal year end.
[2]

The Market Value of the RSU awards that were not vested as of the fiscal year end was $182.30 per unit, determined by reference to the closing price for the Company’s common stock as of August 31, 2019.

[3]

Represents the maximum number of shares to be issued with respect to MSU awards granted to the NEOs that were not vested as of the fiscal year end. The maximum number of shares to be issued with respect to MSU awards equals the number of shares to be issued with respect to the MSU  awards upon achievement of the highest level of achievement for such MSU awards as described above in the Compensation Discussion and Analysis section under the heading, Equity Compensation.

[4]

The Market Value of the maximum number of shares to be issued with respect to unvested MSU awards at fiscal year end was $182.30 per share, determined by reference to the closing price for the Company’s common stock as of August 31, 2019.

OPTION EXERCISES AND STOCK VESTED -  FISCAL YEAR 2019

No shares of the Company’s common stock were acquired on exercise of stock options in the Company’s last fiscal year for the NEOs. The following table sets forth the number of shares of the Company’s common stock acquired upon the vesting of RSU and MSU awards in the Company’s last fiscal year and the aggregate dollar value realized with respect to such vested RSU and MSU awards.

	Stock Awards
Executive Officer	Number of Shares Acquired on Vesting[1] (#)	Value Realized on Vesting[2] ($)
Garry O. Ridge	13,203	$ 2,132,945
Jay W. Rembolt	2,647	$ 427,623
Steven A. Brass	1,143	$ 184,652
Richard T. Clampitt	2,263	$ 365,588
William B. Noble	1,667	$ 269,304

[1]	The Number of Shares Acquired on Vesting for each NEO includes shares of the Company’s common stock issued upon vesting of RSU and MSU awards on October 23, 2018.
[2]

The Value Realized on Vesting for shares of the Company’s common stock issued on October 23, 2018 is calculated based on the number of vested RSU and MSU awards multiplied by the closing price of $161.55 for the Company’s common stock as of that date.

NONQUALIFIED DEFERRED COMPENSATION – FISCAL YEAR 2019

The following table provides information concerning compensation received by the NEOs that is subject to deferral under applicable RSU and DPU award agreements:

Executive Officer	Aggregate Earnings in Last FY1 ($)	Aggregate Balance at Last FYE[2] ($)
Garry O. Ridge	$ 33,227	$ 1,248,937
Jay W. Rembolt	$ 1,504	$ 56,513
Steven A. Brass	$ 524	$ 19,688
Richard T. Clampitt	$ 868	$ 32,632
William B. Noble	$ 20,617	$ 774,957

[1]

The Aggregate Earnings in Last FY represents the increase in value from August 31, 2018 to August 31, 2019 of the shares underlying deferred settlement RSUs and Vested DPUs held by each NEO that will be settled in shares of the Company’s common stock following termination of employment as disclosed in footnotes to the table under the heading, Security Ownership of Directors and Executive Officers.  The number of such deferred settlement RSUs and Vested DPUs for each NEO was multiplied by the difference in the closing price of the Company’s common stock on August 31, 2019 of $182.30 and on August 31, 2018 of $177.45,  an increase in value of $4.85 per share. Amounts included as the Aggregate Earnings in Last FY are not otherwise included as compensation in the Summary Compensation Table for fiscal year 2019.

[2]

The Aggregate Balance at Last FYE represents the value as of August 31, 2019 of the deferred settlement RSUs and Vested DPUs held by each NEO as noted in the footnote above. The value for each deferred settlement RSU and each Vested DPU is based on the closing price of the Company’s common stock as of August 31, 2019 in the amount of $182.30 per share. The underlying deferred settlement RSUs and Vested DPUs were included in prior disclosures for the NEOs to the extent that the NEOs were included in Summary Compensation Table disclosures for the years in which such awards were first granted to the NEOs.

SUPPLEMENTAL DEATH BENEFIT PLANS AND SUPPLEMENTAL INSURANCE BENEFITS

The Company maintains Supplemental Death Benefit Plans for Messrs. Ridge and Rembolt. Under the death benefit plan agreements, the NEO’s designated beneficiary or estate, as applicable, will receive a death benefit equal to the NEO’s then current base salary in the event of his death prior to retirement from the Company. All of the NEOs are also eligible to receive life insurance benefits offered to all employees of the Company and, in the case of Mr. Noble, to all employees of the Company’s U.K. subsidiary.

The death benefits under the Supplemental Death Benefit Plans are not formally funded but the Company has purchased key man life insurance policies owned by the Company to cover its benefit obligations. Non-employee directors do not have death benefit plan agreements.

Based upon their fiscal year 2019 base salaries, the supplemental death benefit to be provided to Messrs.  Ridge and Rembolt as of the end of fiscal year 2019 would have been as set forth in the following table:

Executive Officer	Death Benefit
Garry O. Ridge	$ 662,000
Jay W. Rembolt	$ 320,599
Steven A. Brass	$ -
Richard T. Clampitt	$ -
William B. Noble	$ -

CHANGE OF CONTROL SEVERANCE AGREEMENTS

Each executive officer serves at the discretion of the Board of Directors. The Company has entered into Change of Control Severance Agreements (“Severance Agreements”) with each of the NEOs. The Severance Agreements provide that each executive officer will receive certain severance benefits if his or her employment is terminated without “Cause” or if he or she resigns for “Good Reason”, as those terms are defined in the Severance Agreements, within two years after a “Change of Control”

as defined in the Severance Agreements and summarized below. If the executive officer’s employment is terminated during the aforementioned two-year period by the Company without “Cause” or by the executive officer for “Good Reason”, the executive officer will be entitled to a lump sum payment (subject to limits provided by reference to Section 280G of the Internal Revenue Code which limits the deductibility of certain payments to executives upon a change in control) of twice the executive officer’s salary, calculated based on the greater of the executive officer’s then current annual salary or a five-year average, plus twice the executive officer’s earned Incentive Compensation, calculated based on the greater of the most recent annual earned Incentive Compensation or a five-year average. Further, any of the executive officer’s outstanding equity incentive awards that are not then fully vested (with the exception of DPU awards), will be accelerated and vested in full following such termination of employment within such two-year period and the executive officer will be entitled to continuation of health and welfare benefits under the Company’s then existing benefit plans or equivalent benefits for a period of up to two years from the date of termination of employment. No employment rights or benefits other than the change of control severance benefits described in this paragraph are provided by the Severance Agreements.

For purposes of the Severance Agreements and subject to the express provisions and limitations contained therein, a “Change of Control” means a transaction or series of transactions by which a person or persons acting together acquire more than 30% of the Company’s outstanding shares; a change in a majority of the incumbent members of the Company’s Board of Directors as specified in the Severance Agreements, a reorganization, merger or consolidation as specified in the Severance Agreements or a sale of substantially all of the assets or complete liquidation of the Company. As specified more particularly in the Severance Agreements, a “Change of Control” does not include a reorganization, merger or consolidation or a sale or liquidation where a majority of the incumbent members of the Company’s Board of Directors continue in office and more than 60% of the successor company’s shares are owned by the Company’s pre-transaction stockholders.

The Severance Agreements have a term of two years, subject to automatic renewal for successive two year periods unless notice of non-renewal is provided by the Company’s Board of Directors not less than six months prior to the end of the current term. The term of the Severance Agreements will be automatically extended for a term of two years following any “Change of Control.”

The following table sets forth the estimated amounts payable to each of the NEOs pursuant to their respective Severance Agreements on the assumption that the employment of each NEO was terminated without “Cause” or otherwise for “Good Reason” effective as of the end of fiscal year 2019 following a “Change of Control” as provided for in the Severance Agreements. The table also includes the value, as of the end of the fiscal year, of all RSU and MSU awards that were not vested as of the end of fiscal year 2019.

Executive Officer	Severance Pay[1]	Welfare Benefits[2]	Accelerated Vesting of RSUs and MSUs[3]	Total Change of Control Severance Benefits
Garry O. Ridge	$ 2,720,222	$ 58,993	$ 3,828,300	$ 6,607,515
Jay W. Rembolt	$ 1,038,946	$ 58,593	$ 739,045	$ 1,836,584
Steven A. Brass	$ 1,199,094	$ 58,593	$ 675,057	$ 1,932,744
Richard T. Clampitt	$ 840,308	$ 35,233	$ 531,405	$ 1,406,946
William B. Noble	$ 847,755	$ 8,762	$ 440,619	$ 1,297,136

[1]

For each NEO other than Mr. Noble,, Severance Pay includes two times the reported Salary for fiscal year 2019 plus two times the reported Non-Equity Incentive Plan Compensation for fiscal year 2018. For Mr. Noble, Severance Pay includes two times the reported Salary for fiscal year 2019 plus two times the average reported Non-Equity Incentive Plan Compensation for the five years ended August 31, 2018.

[2]

For each NEO, Welfare Benefits includes an estimate of the Company’s cost to provide two years of continuation coverage under the Company’s welfare benefit plans, which does not include life insurance or long-term disability insurance.

[3]

Acceleration of vesting of RSU and MSU awards is governed by applicable provisions of the Severance Agreements and the MSU Award Agreements. The value included for accelerated vesting of RSU and MSU awards equals the value of the RSU and MSU awards that were not vested at $182.30 for each RSU and MSU based on the closing price for the Company’s common stock as of August 31, 2019. MSUs are valued for this purpose based upon the Target Number of shares of the Company’s common stock to be issued with respect to the MSUs as described above in the Compensation Discussion and Analysis section under the heading, Equity Compensation.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC pay ratio disclosure rule, we are providing the ratio of the total annual compensation of our CEO, Mr. Ridge, to that of the Company’s “median employee” for fiscal year 2019. For fiscal year 2019, the pay ratio of the CEO’s compensation to the median employee’s compensation was approximately 34 to 1.

As authorized by applicable CEO pay ratio disclosures, we identified the Company’s median employee from all employees of the Company (excluding the CEO) as of August 31, 2018.  During the year ended August 31, 2019 there were no changes in the Company’s employee population or compensation practices that could reasonably result in a significant change in the reported pay ratio disclosure. In identifying the Company’s median employee as of August 31, 2018 we included all worldwide employees, including full-time, part-time and temporary employees. As of August 31, 2018, the Company employed 491 individuals located in 15 countries.  As of August 31, 2019, the Company employed 509 individuals located in 15 countries.

For purposes of identifying the Company’s median employee as of August 31, 2018, we calculated total compensation for fiscal year 2018 for each employee other than the CEO by including salary or regular hourly wages paid in the fiscal year, Incentive Compensation paid during the fiscal year under the Company’s Performance Incentive Program, and the grant date value of equity awards (RSUs and MSUs) granted to employees in the fiscal year.  Compensation paid to employees who were hired after the beginning of the fiscal year or who terminated prior to the end of the fiscal year was not annualized. For employees who received compensation denominated in a foreign currency, such amounts were converted to U.S. dollars at average annual exchange rates as of August 31, 2018.

To determine the CEO pay ratio, the total annual compensation for the median employee was calculated for fiscal year 2019 by including all elements of compensation required to be included in the Summary Compensation Table for fiscal year 2019 in the same manner as such compensation was calculated for the CEO. The Company’s median employee is located in the United States.

For fiscal year 2019, the total annual compensation of our CEO was $3,079,841 and the total annual compensation of our median employee was $90,849.  Accordingly, the ratio of the total annual compensation of our CEO to that of our median employee was approximately 34 to 1.

AUDIT COMMITTEE REPORT

In accordance with its Charter, the Audit Committee provides assistance to the Company’s Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the accounting, auditing, and reporting practices of the Company, including assessment of the effectiveness of internal controls over financial reporting. Each member of the Audit Committee meets the independence criteria prescribed by applicable regulations and rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards.

Management is responsible for preparing the Company’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and for establishing and maintaining internal control over financial reporting. The Company’s independent registered public accounting firm (“auditor”) is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting and expressing opinions as to whether the financial statements have been prepared in accordance with GAAP and as to management’s assessment of the effectiveness of internal control over financial reporting.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended August 31, 2019. The Audit Committee discussed and reviewed with management the audited financial statements and management’s assessment of the effectiveness of its internal controls over financial reporting.  The Audit Committee discussed and reviewed with the Company’s auditor the audited financial statements and the auditor’s attestation report regarding effectiveness of management’s internal controls over financial reporting. The Audit Committee also discussed with the auditor those matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, which provides that certain matters related to the conduct of the financial statement audit are to be communicated to the Audit Committee. In fulfilling its oversight responsibilities, the Audit Committee met separately with management and separately with the Company’s auditor to discuss results of audit examinations and evaluations of internal controls.

The Audit Committee is responsible for the appointment, retention, compensation, and oversight of the Company’s auditor. In this regard, the Audit Committee discussed with the auditor their independence from management and the Company, including matters in written documents and a  letter received from the auditor as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. In evaluating the auditor’s independence, the Audit Committee also considered whether the auditor’s provision of any non-audit services impaired or compromised the firm’s independence.

The Audit Committee considered several factors in selecting PricewaterhouseCoopers LLP as the Company’s auditor, including the firm’s independence and internal quality controls, the overall depth of talent, and their familiarity with the Company’s businesses and internal controls over financial reporting. Further, in conjunction with the mandated rotation of auditing firm’s coordinating partner, the Audit Committee and its chair oversee and are directly involved in the selection process for any change in coordinating partners.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for its fiscal year ended August 31, 2019, and that PricewaterhouseCoopers LLP serve as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2020.

Audit Committee

Daniel T. Carter, Chair

Daniel E. Pittard

Anne G. Saunders

Neal E. Schmale

ITEM NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company to audit the consolidated financial statements of the Company for fiscal year 2020. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection.

A majority of the votes of the common stock present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. PricewaterhouseCoopers LLP acted as the Company’s independent registered public accounting firm during the past fiscal year and, unless the Audit Committee appoints new independent accountants, PricewaterhouseCoopers LLP will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit products and services provided by the independent registered public accounting firm. These products and services may include audit services, audit-related services, tax services, software and other products or services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The possible effect on the independence of the public accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years’ audit fees or permissible non-audit products and services.

AUDIT FEES

PricewaterhouseCoopers LLP has provided audit services to the Company for each of the past two fiscal years. Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit services performed for the Company for the past two fiscal years were $1,283,996 for the year ended August 31, 2019, and $1,069,296 for the year ended August 31, 2018.

AUDIT-RELATED FEES

Audit-related services consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Audit-related services billed to the Company by PricewaterhouseCoopers LLP were $64,820 for the year ended August 31, 2019, and $64,500 for the year ended August 31, 2018.  The fees for fiscal year 2019 were associated with discussions, review and testing of certain information related to the adoption of Accounting Standard Update No. 2016-02, “Leases”, which will be adopted by the Company in fiscal year 2020. Such fees for fiscal year 2018 were related to discussions, review and testing of certain information related to the adoption of Accounting Standard No. 2014-09, “Revenue from Contracts with Customers”, which the Company adopted in fiscal year 2019.

TAX FEES

Tax fees consist of tax compliance, tax advice, tax consulting or tax planning services provided by PricewaterhouseCoopers LLP to the Company. Tax fees billed to the Company by PricewaterhouseCoopers LLP were $45,000 for the year-ended August 31, 2019, and were associated with tax consulting services. No such fees were billed to the Company by PricewaterhouseCoopers LLP for the year-ended August 31, 2018.

ALL OTHER FEES

Other fees for services provided by PricewaterhouseCoopers LLP for fiscal years 2019 and 2018 consisted of fees for access provided by PricewaterhouseCoopers LLP to its online research reference and disclosure checklist materials. Other fees for fiscal year 2019 also include fees associated with process evaluation advisory services. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for other services performed for the Company were $47,766 for the year ended August 31, 2019, and $2,700 for the year ended August 31, 2018.

STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company no sooner than June 3, 2020 and not later than July 3, 2020 to be included in the Proxy Statement and form of proxy for the next annual meeting. Any proposal submitted outside of these dates will be considered untimely in order to be considered at the Company’s 2020 Annual Meeting of Stockholders in accordance with the Company’s Bylaws.

 By Order of the Board of Directors

Richard T. Clampitt

Corporate Secretary

Dated: October 31, 2019

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OR FORMS OF PROXY IN THE ENCLOSED ENVELOPE.

WD-40 COMPANY

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 am, Pacific Time, December 10, 2019

Online
Go to **www.envisionreports.com/WDFC** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – Management recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

	For	Withhold		For	Withhold		For	Withhold
01 - Daniel T. Carter	☐	☐	02 - Melissa Claassen	☐	☐	03 - Eric P. Etchart	☐	☐
04 - Trevor I. Mihalik	☐	☐	05 - David B. Pendarvis	☐	☐	06 - Daniel E. Pittard	☐	☐
07 - Garry O. Ridge	☐	☐	08 - Gregory A. Sandfort	☐	☐	09 - Anne G. Saunders	☐	☐
10 - Neal E. Schmale	☐	☐						

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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